UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2018

Zev Ventures Incorporated
(Exact name of registrant as specified in its charter)

Nevada	333-205271	47-2615102
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Identification No.)
of incorporation

687 N. Pastoria Avenue, Sunnyvale, California, 94085
(Address of principal executive offices) (Zip Code)

(888) 350-9994

Registrant’s telephone number, including area code:

396 Washington Street, Suite 272, Wellesley, MA 02481-6209
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Page
EXPLANATORY NOTE	3

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	4

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT	5
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS	5

THE BUSINESS OF ONDAS	7

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES	48
ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT	48
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS	49

ITEM 5.03 AMENDMENTS TO CERTIFICATE OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR	49

ITEM 5.05 AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, WAIVER OF THE CODE OF ETHICS	50

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS	50
EXHIBIT INDEX	52

EXPLANATORY NOTE

Upon the completion of the transactions contemplated by the Agreement and Plan of Merger and Reorganization, or the Merger Agreement, the registrant, Zev Ventures Incorporated (“Zev Ventures”) became the parent company of Ondas Networks Inc., f/k/a Full Spectrum Inc. (“Ondas”), as more fully described below.

Zev Ventures was originally incorporated in Nevada on December 22, 2014. Prior to the reported transaction, Zev Ventures conducted a business comprised of the resale to the public of sporting event and concert tickets purchased in bulk in advance from leading ticket vendors where the resale to the public was made at the price actually commanded by the market.

On September 28, 2018, pursuant to the Merger Agreement and the transactions contemplated thereby, all of the outstanding capital stock of Ondas was converted into 25,463,732 shares of Zev Ventures common stock, hereafter referred to as the “Acquisition.” Accordingly, Ondas became our wholly-owned subsidiary.

As a result of the Acquisition, we acquired the business of Ondas , a Delaware company, focused on providing a wide range of mission critical functions that require secure communications networks, including utilities, oil and gas, transport, defense and government. Ondas provides wireless connectivity solutions enabling mission-critical Industrial Internet applications and services. We have discontinued the operations that we conducted prior to the Acquisition.

Unless otherwise indicated in this Current Report on Form 8-K, or this Report, all references herein to “we,” “us,” “our Company,” “our,” “Ondas,” the “Company,” or the “Registrant” refers to Zev Ventures and the business of Ondas, after giving effect to the Acquisition. Unless otherwise indicated in this Report, all references in this Report to our board of directors refer to our board of directors as reconstituted upon the closing of the Acquisition. Our business following the Acquisition consists solely of that of our subsidiary, Ondas.

This Report contains summaries of material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Report contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” but are also contained elsewhere in this Report. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “target,” “seek,” “contemplate,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Report, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:

●	our plans to develop our FullMAX™ system of wireless base stations;

●	our plans to develop remote radios;

●	the adoption by our target industries of the new IEEE 802.16s standard for private cellular networks which is primarily based on our proprietary FULLMAX technology;

●	the market acceptance of our wireless connection products incorporation the standards;

●	our ability to develop future generations of our current products;

●	our future development priorities;

●	our estimates regarding the size of our potential target markets;

●	our ability to generate significant revenues and achieve profitability;

●	our ability to attract and retain key scientific or management personnel and to expand our management team;

●	our ability to manage the growth of our business;

●	expenditures not resulting in commercially successful products;

●	our outreach to global markets, particularly China;

●	our commercialization, marketing and manufacturing capabilities and strategy;

●	our ability to maintain our intellectual property position; and

●	our estimates regarding our future expenses and needs for additional financing.

Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. You should refer to the “Risk Factors” section of this Report for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this Report will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

These forward-looking statements speak only as of the date of this Report. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks and other information we describe in the reports we will file from time to time with the SEC after the date of this Report.

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Merger with Ondas Networks Inc.

On September 28, 2018, Zev Ventures entered into the Merger Agreement with Zev Merger Sub, Inc. and Ondas to acquire Ondas. The transactions contemplated by the Merger Agreement were consummated on September 28, 2018, or the Closing, and pursuant to the terms of the Merger Agreement, all outstanding shares of common stock of Ondas, $0.00001 par value per share, or the Ondas Shares, were exchanged for shares of our common stock, $0.0001 par value per share, or the Company Shares. We refer herein to the transactions described in this report as the Acquisition. Accordingly, Ondas became our wholly-owned subsidiary.

The Merger Agreement is filed as an exhibit to this Report and is incorporated herein by reference.

Issuance and Exchange of Company Shares for Ondas Shares

At the Closing, each Ondas Share outstanding immediately prior to the Closing was converted into 3.823 Company Shares, or the Exchange Ratio, with all fractional shares rounded down to the nearest whole share. Accordingly, we issued an aggregate of 25,463,732 Company Shares for all of the then-outstanding Ondas Shares.

Amendments to Certificate of Incorporation

In connection with the Acquisition, Zev Ventures amended and restated its articles of incorporation to (i) change its name to Ondas Holdings Inc. to better align with the business of Ondas, and (ii) to increase its authorized capital to 360,000,000 shares, consisting of 350,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.0001 per share. Both our CUSIP number and our trading symbol will change as a result of the name change. We submitted the requisite documentation to the Financial Information Regulatory Association, Inc. (FINRA) for their approval. Effective October 4, 2018, FINRA confirmed and announced the Company’s name change and our new trading symbol of “ONDS”. The new name and symbol are scheduled to take effect on the opening of business on October 5, 2018.

Our Amended and Restated Articles of Incorporation is filed as an exhibit to this Report and is incorporated herein by reference.

Appointment of Additional Directors and Officers of the Company

In connection with the Acquisition, the current sole director of Zev Ventures appointed additional individuals, who previously sat on the board of Ondas and served as its executive officers, to serve on our board of directors, and our board of directors subsequently appointed our executive officers. Identification of our directors and executive officers, including biographical information for each of them, is included elsewhere in the “Management” section of this Report.

Steward Capital Holdings Borrowing Facility

In March 2018, Ondas entered into a Loan and Security Agreement with Steward Capital Holdings LP (“Steward Capital”) pursuant to which Steward Capital agreed to lend an aggregate principal amount of up to $10.0 million, subject to specified conditions. Ondas has drawn down $5.0 million on this facility and is entitled to draw down the remaining $5.0 million through December 31, 2018 following (and subject to) the completion of the Acquisition. All outstanding amounts mature on the earlier of a capital raise with minimum proceeds to the Company of $20.0 million or September 19, 2019. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Indebtedness.” The Loan and Security Agreement is filed as an exhibit to this Report and is incorporated herein by reference.

Energy Capital, LLC Borrowing Facility

In connection with the Acquisition, Zev Ventures entered into a Loan and Security Agreement with Energy Capital, LLC (“Energy Capital”), a stockholder, pursuant to which Energy Capital agreed to lend an aggregate principal amount of up to $10.0 million, subject to specified conditions. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Indebtedness.” The Loan and Security Agreement is filed as an exhibit to this Report and is incorporated herein by reference.

Lock-up Agreements on Company Shares

In connection with the Acquisition, the former holders of the Ondas Shares executed lock-up agreements (the “Lock-Up Agreements”), which provide for an initial 12-month lock-up period followed by a subsequent 12-month limited sale period, commencing with the date of Closing of the Acquisition. The form of Lock-Up Agreement is filed as an exhibit to this Report and is incorporated herein by reference.

Repurchase of Outstanding Company Shares

In connection with the Acquisition, Zev Ventures entered into a Common Stock Repurchase Agreement with Energy Capital pursuant to which Energy Capital sold an aggregate of 32,600,000 shares of our common stock, or the Repurchase Shares, to us at $0.0001 per share, for an aggregate consideration of $3,260. The Repurchase Shares are to be canceled and returned to our authorized but unissued shares. The Common Stock Repurchase Agreement is filed as an exhibit to this Report and is incorporated herein by reference.

Adoption of the 2018 Equity Incentive Plan

In connection with the Acquisition, the Board of Directors of Zev Ventures approved, and its stockholders adopted, the 2018 Equity Incentive Plan (the “2018 Plan”) pursuant to which 10 million shares of the Company’s common stock has been reserved for issuance to employees, including officers, directors and services providers. A description of the 2018 Plan is set forth under the caption “Executive and Director Compensation” in this report. The 2018 Equity Incentive Plan is filed as an exhibit to this Report and is incorporated herein by reference.

Aggregate Beneficial Ownership of our Common Stock After the Acquisition

Following the Acquisition, and after giving effect to the issuance of the Company Shares and the cancelation of the Repurchase Shares, the number of shares of our common stock issued and outstanding is 50,463,732, of which the former Ondas stockholders own approximately 50.46%. Stockholders of Zev Ventures prior to the Acquisition hold 25,000,000 shares, or approximately 49.54% of our issued and outstanding shares of common stock.

The foregoing description is a summary of the material terms of the Acquisition and is not intended to modify or supplement any factual disclosures about us or Ondas in any public reports filed by us with the SEC. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specified dates set forth therein, were solely for the benefit of the parties to the Merger Agreement, and are subject to limitations agreed upon by the parties to the Merger Agreement, including being qualified by disclosure schedules. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement have been made for the purposes of allocating risk between the parties to the Merger Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about us or Ondas Networks Inc. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in our public filings with the SEC.

THE BUSINESS OF ONDAS

Corporate Overview of Zev Ventures Incorporated

Zev Ventures was originally incorporated in Nevada on December 22, 2014. On September 28, 2018, we closed the Acquisition and acquired Ondas. Immediately following the Closing, the business of Ondas became our sole focus. Unless otherwise stated or unless the context otherwise requires, the description of our business set forth below is provided on a combined basis, taking into account our subsidiary, Ondas.

Corporate Overview of Ondas Networks Inc.

Ondas was incorporated under the laws of the State of Delaware on February 16, 2006 under the name Full Spectrum Inc. On August 10, 2018, the name was changed to Ondas Networks Inc. Ondas is headquartered in Sunnyvale, California.

Ondas’ wireless networking products are applicable to a wide range of mission critical functions that require secure communications over large geographic areas. We provide wireless connectivity solutions enabling mission-critical Industrial Internet applications and services. We refer to these applications as the Mission-Critical Internet of Things (MC-IoT).

We design, develop, manufacture, sell and support FullMAX™, our multi-patented, state-of-the-art, point-to-multipoint, Software Defined Radio (SDR) system for secure, licensed, private, wide-area broadband networks. Our customers purchase FullMAX system solutions to deploy wide-area intelligent networks (WANs) for smart grids, smart pipes, smart fields and any other mission critical network that needs internet protocol connectivity. We intend to sell our products and services globally through a direct sales force and value-added sales partners to critical infrastructure providers including electric utilities, water and wastewater utilities, oil & gas producers and for other critical infrastructure applications in areas such as homeland security and defense, and transportation.

Beginning in 2015, Ondas worked closely with the Institute of Electrical and Electronics Engineers (IEEE), the Utilities Technology Council (UTC), the Electric Power Research Institute (EPRI) and leading U.S. electric utilities to develop a new mission critical wireless Industrial Internet standard. Ondas served in a leadership capacity during the development of the new IEEE 802.16s standard for private cellular networks, which was published in the fourth quarter of 2017. The specifications in the IEEE 802.16s standard are primarily based on our FullMAX technology and many of our customers and industrial partners actively supported our technology during the standards-making process. We believe that the standard will be instrumental in driving widespread adoption of the technology by the electric utility and other critical infrastructure industries both in the United States and international markets. Since IEEE 802.16s was published, there has been a significant increase in interest from customers in end markets including oil & gas, water and wastewater, transportation and homeland security. We believe we are currently the only supplier able to offer IEEE 802.16s compliant systems and are actively working with customers and industry partners to help develop and support a multi-vendor MC-IoT industry ecosystem for this standard.

Our FullMAX system of wireless base stations, fixed and mobile remote radios and supporting technology is designed to enable highly secure and reliable Industrial-grade connectivity for truly mission-critical applications. The target customers for our products operate in critical infrastructure sectors of the global economy. Private cellular networks are typically the preferred choice of these large industrial customers with business operations spanning large field areas. Private networks provide both enhanced protection against cyber terrorism as well as natural and man-made disasters and the ability for the operator to maintain and control their desired quality of service. Our IEEE 802.16s compliant equipment is designed to optimize performance of unused or underutilized low frequency licensed radio spectrum and narrower channels. A FullMAX wireless network is massively less expensive to build compared to traditional LTE networks given its ability to use lower cost radio spectrum (non-traditional LTE bands) with much greater coverage. In all of our industrial end markets, the adoption of low-cost edge computing and increased penetration of “smart machinery” and sensors is driving demand for next-generation networks for IoT applications such as those powered by FullMAX.

In addition to selling our FullMAX solutions for dedicated private wide area networks, we have begun to offer industrial customers and municipalities a mission critical wireless service in the form of a Managed Private Network operated by Ondas. We currently have demonstration networks in the metropolitan New York area and in Northern California in partnership with a nationwide spectrum owner. We are in the process of expanding the metropolitan New York network northward up to the metropolitan Boston area along the east coast covering the “Route 95 corridor.” Additional networks are being installed in the metropolitan Sacramento and Portland areas. When fully deployed and operational, this managed service will be priced on a monthly usage basis for our customers.

Industry Background

The target customers for our products operate in critical infrastructure sectors of the global economy. Private cellular networks are typically the preferred choice of these large industrial customers with business operations spanning large field areas. Private networks provide both enhanced protection against cyber terrorism as well as natural and man-made disasters and the ability for the operator to maintain and control their desired quality of service. The existing public carrier networks based on LTE technology are designed for mobile consumer usage and aren’t architected for MC-IoT applications. Wi-Fi-based IoT offerings have similar shortcomings related to security, availability and reliability which are likewise unacceptable for mission-critical functions.

Our FullMAX technology offers a next-generation upgrade path for existing private networks currently managed by our industrial customers. Ondas networks offer much faster data throughput and more efficient radio frequency utilization relative to existing private networks which are based largely on legacy, proprietary technologies. We believe the IEEE 802.16s standard is an important catalyst for the MC-IoT upgrade cycle as our critical infrastructure customers increasingly prefer standards-based technology. Standards-based solutions offer a deeper ecosystem of suppliers which results in more price and service competition and lower costs. The IEEE 802.16s standard is relevant for all critical infrastructure providers with operations covering large field areas and as such, the market potential is sizeable enough to attract a deep ecosystem of hardware and software solutions providers as well as ancillary service organizations to support our customers.

We believe our FullMAX powered WANs serve the high end of the value chain as compared to mass-market low-powered, narrowband solutions such as LoRa, Sigfox and NB-IoT technologies which are being offered by public carriers. Our customers require wide-area coverage with broadband speeds and low latency performance for operating environments managed over large field areas, which we can provide cost effectively.

The Market for our Products

Our FullMAX system of base stations, fixed and mobile remote radios and supporting technology is designed to enable highly secure and reliable Industrial-grade connectivity for truly mission-critical applications. We offer a range of products with different options for narrowband and broadband applications. Our SDR platforms offer unmatched flexibility with respect to radio frequencies which they can be operated over (ranging from 30 MHz to 6 GHz) and channel size configurations (ranging from 25 KHz to 10 MHz).

The global end markets for our MC-IoT solutions are established, large and poised to grow rapidly given the key role connectivity will play in next generation IoT-type applications. Firms like Cisco and Gartner forecast that there will be billions of connected IoT devices installed by 2020, many of them will be deployed for industrial applications. Dell’Oro Group estimates that Wide Area IoT spending, including low power WAN deployments which we compete with will reach $33.0 billion for carriers and infrastructure vendors by 2022, growing 2.5x from 2017. Ondas is leveraging its industry expertise and FullMAX technology to develop an enhanced range of products to capitalize on this burgeoning opportunity and is poised to become the leading supplier of private cellular network products. In all our industrial end markets, the adoption of low-cost edge computing and increased penetration of “smart machinery” is driving demand for next-generation networks for IoT applications such as those powered by FullMAX.

According to research firm MarketsandMarkets, worldwide spending on communications by the electric utility sector should grow over 15% per year and are expected to reach $15.4 billion annually by 2022. This growth is being driven by distributed and renewable power generation projects and regulatory requirements for secure and reliable power generation and distribution as the industry deals with aging infrastructure. Market forecasts for oil & gas producers, water and wastewater utilities, homeland security, transportation and other critical infrastructure segments are similarly large. For example, MarketsandMarkets forecasts spending on oilfield communications to reach $4.6 billion by 2022, which would represent annual growth of 7.9% from today. In addition, the US Railroad sector is expected to spend $10.6 billion in aggregate by 2020 to implement Positive Train Control (PTC) functions as required by federal regulations according to the American Association of Railroads.

Our Products and Services

Ondas’ FullMAX Base Station and Remote radios are deployed by our customers to create wide-area wireless communication networks. A FullMAX network provides end-to-end IP connectivity, allowing utilities to extend their secure corporate networks into the far reaches of their service territories.

FullMAX radios include a variety of security measures to protect the network against cyber terrorist attacks, and to safeguard critical assets and information.

FullMAX radios are frequency agile and may be deployed in a wide variety of channel sizes, operating in any frequency between 30 MHz and 6 GHz.

FullMAX radios use a Software Defined Radio (SDR) platform to implement standard versions of the IEEE 802.16 protocol, including Mobile WiMAX and the new 802.16s amendment which supports narrower channels.

The FullMAX SDR platform also supports extensions to provide further flexibility and performance beyond the standard implementations.

FullMAX radios can operate at high transmit power (up to 20 watts) at both the Base Station and Remote sites providing fixed and mobile data connectivity up to 30 miles from the tower site. This results in up to 2,800 square miles of coverage from a single FullMAX tower compared with the 28 square miles typically supported by other 4G technologies. This dramatically reduces the infrastructure cost of building and operating a private cellular network. For example, to cover a territory of over 10,000 square miles may require only four FullMAX towers compared with more than 350 typical 4G towers, depending on the topography of the region.

We provide a variety of services associated with the sale of our FullMAX products including network design, RF planning, product training and spectrum consulting. We generate annual recurring revenue from maintenance agreements to provide customers with technical support, extended hardware warranties and software services — including software fixes, upgrades and new features.

FullMAX Network Architecture

Our Strategy

Our goal is to be a global leader in providing wireless connectivity solutions enabling mission-critical Industrial Internet applications and services. We intend to leverage our FullMAX technology and the IEEE 802.16s standard to achieve this goal. We plan to go “Deep and Wide” in the marketing of our connectivity solutions into global critical infrastructure end markets. Our strategy is to deeply penetrate our traditional end markets, including electric and water utilities while continuing the expansion of our distribution and support capabilities into new vertical end markets such as we have recently done in the oil & gas and transportation sectors.

The key elements of our strategy include the following:

●	Expand our Global Customer Sales and Field Support organization. To penetrate our targeted critical infrastructure end markets, we will continue to grow our customer sales and field support capabilities by recruiting and hiring personnel with relevant industry expertise. We currently have 15 people in sales and support functions globally and, subject to raising additional capital, we expect to recruit and hire additional talent in these functional areas by the end of 2019. These employees are staffed both in our Sunnyvale headquarters and in regional offices targeting specific vertical end markets including electric utilities, oil and gas, and transportation. We also intend to expand our third-party distribution efforts by entering into additional value-added reseller agreements.

●	Promote the development of a multi-vendor ecosystem in support of IEEE 802.16s. Through our market development efforts, we plan to engage with established communications hardware and software vendors and open our technology platform to them via OEM or licensing arrangements. To further our ecosystem development efforts, we will also pursue partnerships and joint ventures with value-added technology providers including IoT software platform providers or manufacturers of industrial sensors or smart machinery in need of next-generation enabling connectivity solutions.

●	Develop new products to continuously improve our customer value. We are developing our low-powered Tungsten remote radio which will address the burgeoning MC-IoT market for high volume, lower cost endpoint radios. The Tungsten radios are integrated into our FullMAX private network solutions, are compliant with IEEE 802.16s requirements and can be utilized in both Tier 1 and Tier 2 network configurations. We expect to release our Tungsten radios in the first quarter of 2019.

●	Expand mainland China operations. We are in the process of establishing a local Chinese company to grow our marketing and business development activities in China to market our wireless broadband solutions and standards-based technology to critical infrastructure sectors within China and throughout Southeast Asia. Marketing and customer support activity will be executed via a mixture of direct sales and third-party distribution efforts. In addition, we plan to supplement our production capabilities by further developing our components supply chain and assembly and test capabilities in China to produce FullMAX systems for both domestic customers and export from China.

●	Continue to lower product manufacturing costs to drive customer value and enhance our profitability. We intend to continue focusing on product design and development, as opposed to investing in manufacturing facilities by utilizing third-party manufacturers. We expect to secure lower component costs via the further development of our supply chain in Asia for high volume production. In addition, we plan to develop internal capabilities for product assembly and testing in China. Certain target markets (e.g. government and security) may require domestic manufacturing and/or final assembly in local markets. Using discrete, portable manufacturing packages will allow us to retain this option.

●	Expand our MC-IoT capabilities via partnerships, joint ventures or acquisitions. In addition to internal investment and development, we will actively pursue external opportunities to enhance our product offerings and solutions for our critical infrastructure customers via joint ventures, partnerships and acquisitions. This activity will be focused on companies with complementary technologies or product offerings or synergistic distribution strategies.

Sales and Marketing

We generate sales leads and new customers through direct sales efforts, third party resellers, customer referrals, consultant referrals, trade show attendance, general marketing efforts and public relations.

After basic qualification of the prospect, the typical sales process starts with the customer supplying us with key information regarding their network assets including the location of their existing radio tower sites and the remote locations where they require data connectivity. We use this information to generate radio frequency coverage maps based on FullMAX technology. This information is formatted into a proposal which is then reviewed with the customer to determine the suitability of our solution. The next step typically involves a customer paid onsite lab evaluation of our products during which the customer tests for basic functionality, security and application compatibility. This is typically followed by a live, real world outdoor test in which the customer purchases additional equipment to communicate with a representative number of utility infrastructure control points.

Following the successful evaluation of the FullMAX product in a pilot network, the customer may choose (or may be required) to complete a Request for Proposal (RFP) or Request for Quotation (RFQ) process to address the requirements of their entire network. We have participated in many such processes and have developed an extensive library of material and processes for responding effectively and efficiently in a timely manner.

If we are selected, we typically enter into contract negotiations with the customer based on our standard terms and condition of sale, software licensing agreement and warranty policy. The customer then generates a purchase order and we commence fulfillment of the order. Many purchase orders allow for or require phased delivery of products over several months or even years.

Many of our customers are conservative in their decision-making process. Sales cycles for new customers can vary from one to three years depending on the complexity of the customer’s network, whether the customer is subject to state regulations, and annual budget cycles. We believe that the sales cycle will shorten as we build our market presence with successful FullMAX deployments which will serve as reference customers and as the IEEE 802.16s multi-vendor ecosystem develops.

Manufacturing, Programming and Support

We design the printed circuit boards and enclosures for our radios and maintain the bill of materials for all of the products we manufacturer. A Bill of Materials (BOM) is a list of the raw materials, sub-assemblies, intermediate assemblies, sub-components, parts and the quantities of each needed to manufacture an end product. The physical manufacturing of FullMAX circuit boards is outsourced to best-in-class industrial contract manufacturers. The contract manufacturer is responsible for sourcing the majority of components in the BOM, assembling the components onto the printed circuit boards and then delivering the final boards to us. Once at our facility, the boards are tested, then placed into enclosures and programmed with the appropriate software. The radios are then configured according to the requirement of the network and run through system level tests before being packaged and shipped to the customer.

We have elected to outsource manufacturing in order to allow us to focus on designing, developing and selling our products. Furthermore, outsourced manufacturing allows us to leverage the economies of scale and expertise of specialized outsourced manufacturers, reduce manufacturing and supply chain risk and distribution costs. We maintain multiple contract manufacturers to ensure competitive pricing and to reduce the risk from a single manufacturer.

We supply our customers with installation manuals, user guides and system documentation as well as onsite training customized to their specific needs. We are also capable of supporting installation and commissioning services either internally or, for extensive projects, through subcontracted third-party specialists.

We provide remote support to our customers including radio configuration assistance, hardware and software troubleshooting, software updates and software enhancements. The original purchase price of all FullMAX radios includes a one-year hardware warranty and software maintenance plan. After one year, in order to continue their hardware warranty and software maintenance, the customer enters into an Annual Support Agreement with us, the cost of which is based on the total value of our products deployed — typically ranging from 10-15% of the current selling price.

Product Development

We retain a dedicated team of software and hardware engineers that are responsible for developing and maintaining various aspects of our FullMAX technology. The core technology is based on state-of-the-art digital signal processing (DSP) chipsets, field programmable gate arrays (FPGAs) and general-purpose processors. In wireless nomenclature, this concept is referred to as software defined radio (SDR) technology.

We believe FullMAX is one of the most flexible SDRs for private WANs on the market today. It can be viewed in contrast to most other commercial wireless technologies (e.g. LTE, Wi-Fi, etc.) which are based on dedicated communications chipsets with very limited flexibility. We have purposely designed the technology with a wide range of flexibility given the current and evolving requirements of industrial field area data networks. Specifically, there is the need to accommodate legacy protocols that predate IP and Ethernet while also supporting some of the most advanced protocols in the world including multiprotocol label switching (MPLS). Our flexible radio design ensures we can support the entire range of protocols as our customers evolve their networks.

Our SDR technology also provides our customers with unmatched flexibility with respect to radio spectrum frequency bands and channel sizes. Our FullMAX radios work in frequency bands ranging from 30 MHz to 6 GHz and in channel sizes from 25 kHz to 10 MHz. This flexibility allows our customers to access licensed radio spectrum at a low cost.

FullMAX radios have three major software components: (i) general embedded Linux-based software, (ii) DSP software, and (iii) FPGA software. FullMAX Base Stations and Remote radios have distinct software packages which combine these three components. Also, different computer software tools are used to develop the source code for each of the components. Hardware design and development is completed using standard computerized hardware design tools.

Our product design process begins with detailed requirements supplied from current and prospective customers. These inputs then flow into our development roadmap which is divided into six, 12 and 36-month plans. A majority of our ongoing development is software related which includes the following development process: (i) requirements specification, (ii) high level design, (iii) detailed design, (iv) coding, (v) unit test, (vi) integration tests, (vii) lab verification tests, and (viii) outdoor deployment verification.

Our FullMAX solutions are currently available in two hardware platforms. Our Venus platform is available at transmit power up to four (4) watts and our Mars platform is available with transmit power up to 100 watts. A new ruggedized outdoor platform, known as Neptune, is under development. Neptune has the same functionality as the Venus platform but is designed to be IP65 compliant for outdoor operation and to sustain shock and vibration as per MIL STD-810 requirements to enable model operations in rough terrain. We expect the Neptune platform will be available to customers in the first quarter of 2019.

We have various development programs in place to enable multi-input and multi-output (MIMO) functionality for the Venus platform with various projects expected to be completed in each of the next several quarters.

Our FullMAX technology is currently a single-tier (Tier 1) point-to-multi-point broadband wireless system. Our FullMAX topology evolution includes the development of our Tungsten product, a low-cost end point designed for licensed MC-IoT communication in either a first tier or second tier networks installation. The Venus platform will be used as the concentrator of the second tier. In a two-tier topology, the Tier 2 system will be aggregated via a Tier 1 Remote Station. We expect to have the Tier 2 network elements available for customer deployments in the first quarter of 2019.

Research & Development

Our ability to develop state-of-the-art and cost-effective solutions relative to our competitors can only be achieved through our continued research and development efforts. Our research and development activities are headed by Menashe Shahar, our Chief Technology Officer, based in our Sunnyvale, California headquarters. Mr. Shahar is a co-founder of the Company and has over 30 years of telecommunications system development experience, including the design and implementation of broadband wireless data systems for top tier system integrators and service providers including WorldCom, Nortel and ADC. Mr. Shahar has been awarded multiple patents in the data communications industry and has been an active participant in major wireless standardization activities including IEEE 802.16. In addition to internal research and development efforts, we also engage third party consultants to assist us in our research and development activities.

Our research and development team works closely with our customer support team, and incorporates feedback from our customers into our product development plans to improve our products and address emerging market requirements.

Intellectual Property

We rely on a combination of patents, patent applications, trademarks, trade secrets and contractual provisions to protect our technologies. Employees are required to surrender any inventions or intellectual property developed as part of their employment agreements.

We also have a policy of requiring prospective business partners to enter into non-disclosure agreements (NDAs) before disclosure of any of our confidential or proprietary information.

Our patent portfolio consists of four issued U.S. patents and six pending U.S. applications. Our intellectual property is centered around creating and maintaining robust, private, highly secure, broadband wireless radio technology for our mission critical customers’ networks. We view our patents as a strategic advantage as the industry moves to standardized solutions and will enable us to earn licensing fees and/or royalties for the use of our patents.

Employees and Contractors

As of the date of this report, we employ a total of 25 full-time employees; 21 in the U.S. and four in China. We believe that our relations with our employees are good. Additionally, we utilize contractors to complete manufacturing and certain research and development and deployment functions. The use of contractors allows us to quickly and cost-effectively scale our workforce to meet various demands without significantly altering our full-time employee base.

We expect to use a significant portion of the proceeds to fund expansion of our business. Key elements of the expansion include the recruiting of additional sales and customer support personnel.

Competition

We compete with alternatives to wireless technology, public cellular data networks and private wireless networking products from other manufactures. We believe that each of these competing solutions has core weaknesses when compared to FullMAX.

Non-wireless technologies:

●	Leased Phone Lines – Analog lines are being retired by the phone companies and are not being replaced by new digital lines, especially where the grid assets are located.

●	Power Line Carrier – The transmit speeds supported by this technology are typically too low to meet the data rates of new applications. Furthermore, the service may not be available if there is an interruption in the grid (e.g. downed power lines); often the situation when communication is mission critical.

●	Private Fiber – Fiber is a point-to-point technology which has many points of failure (e.g. accidental or malicious fiber cuts) and security vulnerabilities (e.g. tapping). Underground fiber is cost prohibitive in most cases and above ground is susceptible to the same failures as downed power lines.

Alternate technologies:

●	Satellite Technologies — These technologies provide good coverage, but throughput is limited and latency is too high to support critical utility applications. These technologies can be very costly as compared to our products and systems.

●	Low-Power Wide Area Networks (LP-WANs) — LP-WAN solutions such as LoRa, Sigfox and NB-IoT are architected with lower power, the purpose of which is to make these typically sensor-based networks lower-cost solutions. The low powered equipment means these systems have lower throughput and higher latency and are not reliable for mission-critical applications requiring monitor and control functions.

Public cellular data networks:

●	Public networks are vulnerable to cyber security attacks from anywhere in the world including denial of service attacks; private networks never have to touch the public internet.

●	Public networks are susceptible to prolonged outages during man-made and natural disasters (e.g. 9/11, Hurricane Sandy, etc.), exactly when utilities and mission critical entities require the greatest reliability.

●	Public networks are typically designed for population coverage rather than the geographic areas required by critical infrastructure providers, which often include remote locations.

●	Public networks are by definition oversubscribed, shared networks without the necessary prioritization service to support mission critical applications.

●	Public networks typically use shared infrastructure including tower sites and long haul fiber connections resulting in vulnerabilities at many points.

●	Public networks are designed to support high capacity downloading and streaming applications with limited upload bandwidth available. Utilities typically require the reverse traffic flow, often uploading data from a large number of remote locations.

Other private wireless products:

●	Unlicensed Point to Multipoint Wireless (e.g. Wi-Fi) — The equipment is very inexpensive to purchase but is subject to interference, has many security vulnerabilities, uses a contention-based protocol and transmits only over short range. Deploying Wi-Fi over wide areas is cost prohibitive.

●	Private Licensed Narrowband Wireless Radios — These networks can provide good coverage and range but are typically too slow and provide insufficient bandwidth to support new applications and the increased number of data connections required.

Regulations

Our operations are subject to various federal, state and local laws and regulations including:

●	Authorization from the Federal Communications Commission (FCC) for operation in various licensed frequency bands,

●	customers’ licenses from the FCC,

●	licensing, permitting and inspection requirements applicable to contractors, electricians and engineers,

●	regulations relating to worker safety and environmental protection,

●	permitting and inspection requirements applicable to construction projects,

●	wage and hour regulations,

●	regulations relating to transportation of equipment and materials, including licensing and permitting requirements,

●	building and electrical codes; and

●	special bidding, procurement and other requirements on government projects.

We believe we have all the licenses materially required to conduct our operations, and we are in substantial compliance with applicable regulatory requirements. Our failure to comply with applicable regulations could result in substantial fines or revocation of our operating licenses, or could give rise to termination or cancellation rights under our contracts or disqualify us from future bidding opportunities.

Facilities

We do not own any real property.

Our corporate headquarters is currently located in Sunnyvale, California, where we lease approximately 6,000 square feet for offices, laboratories, warehouses and storage under a lease that expires in December 2020. The aggregate monthly lease payment for this location is approximately $12,600. We expect to relocate our corporate headquarters in the fourth quarter of 2018 to another location in Sunnyvale where we will lease approximately 22,000 square feet of space for offices, laboratories, warehouses and storage. The new lease, the terms of which are currently being finalized, is expected to commence in October 2018 and expires February 2021 with an aggregate monthly lease payment of approximately $28,600. After moving to the new location, we anticipate we will sublease our current location for the remainder of that lease term.

We also have a combined office and laboratory facility in China, located in the high-tech district of Chengdu, the capital city of Sichuan province. The China lease expires in May 2023 and our monthly lease payment is approximately $10,300. Additionally, we operate a small sales and customer support office in North Carolina and expect to establish similar locations on a regional basis as we grow our business. We believe that our existing facilities, including the new larger headquarters, are sufficient for our current needs.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you invest in our common stock, you should carefully consider the following risks, as well as general economic and business risks, and all of the other information contained in this Report. Any of the following risks could harm our business, operating results and financial condition and cause the trading price of our common stock to decline, which would cause you to lose all or part of your investment. When determining whether to invest, you should also refer to the other information contained in this Report including our financial statements and the related notes thereto.

Risks Related to Our Business and Industry

We have incurred significant operating losses since inception and cannot assure you that we will ever achieve or sustain profitability.

Since our inception, we have incurred significant net losses. To date, we have financed our operations primarily through sales of our equity securities and debt financings.

To implement our business strategy we need to, among other things, continue to attract new employees, complete the development of our low cost Tungsten end points, develop an eco-system for the IEEE 802.16s wireless standard, establish high volume manufacturing (outsourced), and establish new distribution channels including those in international markets. We have never been profitable and do not expect to be profitable in the foreseeable future. We expect our expenses to increase significantly as we pursue these objectives. The extent of our future operating losses and the timing of profitability are highly uncertain, and we expect to continue incurring significant expenses and operating losses over the next several years. Any additional operating losses may have an adverse effect on our stockholders’ equity, and we cannot assure you that we will ever be able to achieve profitability. Even if we achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would depress the value of our company and could impair our ability to raise capital, expand our business, maintain our development efforts, obtain regulatory approvals, diversify our product offerings or continue our operations.

While we have been historically identified with electrical utilities, we are currently expanding into new vertical end markets such as water utilities, oil and gas and transportation, in which we have limited prior operating history. Failure to establish ourselves in these new markets can have a material adverse effect on our business prospects.

We have historically worked with and geared our product offerings to the requirements of the electrical utilities and other suppliers of electrical power. We have in the past few years expanded our product design and development efforts to address the needs of other mission critical infrastructures, such as water utilities, oil and gas production and transportation. Achieving market acceptance in these new markets, of which no assurance can be provided, is critical to our success. While we believe that the adoption of industry standards should facilitate our entry into these new markets, no assurance can be provided that our product offerings will be adopted or accepted.

Doing business in China may subject us to international economic and political risks over which we will have little or no control.

We are in the process of establishing a China based subsidiary, to among other things, market our products in China. Doing business in the communications sector outside the U.S., particularly in China, subjects us to various risks including changing economic and political conditions, major work stoppages, exchange controls, currency fluctuations, armed conflicts and unexpected changes in United States and foreign laws relating to tariffs, trade restrictions, transportation regulations, foreign investments and taxation. We have no control over most of these risks and may be unable to anticipate changes in international economic and political conditions which could negatively impact our business.

The IEEE 802.16s wireless broadband standard is newly published and adoption of this standard by customers in our target critical infrastructure sectors is uncertain.

The IEEE 802.16s wireless broadband standard was published in October 2017. In addition, we are currently the only vendor of IEEE 802.16s compliant equipment. The benefit of the standard to buyers of our equipment are greater when there exists a large, deep market in terms of the number of customers. A large market benefits from the scale provided such that many vendors can compete on service, price and quality of solution driving improved value for customers. If a large end market doesn’t develop and customers don’t see the related benefits from the standard, we may not be able to grow our business. However, we believe that it is too early to accurately gauge the adoption by our target markets of this new evolving standard and there can be no assurances that this technology standard will be widely adopted by our target customers.

Failure to manage our planned growth could place a significant strain on our resources.

Our ability to successfully implement our business plan requires an effective plan for managing our future growth. We plan to increase the scope of our operations. Current and future expansion efforts will be expensive and may significantly strain our managerial and other resources and ability to manage working capital. To manage future growth effectively, we must manage expanded operations, integrate new personnel and maintain and enhance our financial and accounting systems and controls. If we do not manage growth properly, it could harm our business, financial condition or results of operations and make it difficult for us to satisfy our obligations under the notes.

We may be unsuccessful in achieving our organic growth strategies, which could limit our revenue growth. Our ability to generate organic growth will be affected by, among other factors, our ability to:

●	attract new customers;
●	increase the number of products purchased from customers;
●	maintain profitable gross margins in the sale and maintenance of our products;
●	increase the number of projects performed for existing customers;
●	achieve the estimated revenue we announced from new customer contracts;
●	hire and retain qualified employees;
●	expand the range of our products and services we offer to customers to address their evolving network needs;

●	expand geographically, including internationally; and
●	address the challenges presented by difficult economic or market conditions that may affect us or our customers.

Many of the factors affecting our ability to generate organic growth may be beyond our control, and we cannot be certain that our strategies for achieving internal growth will occur or be successful.

Project performance issues, including those caused by third parties, or certain contractual obligations may result in additional costs to us, reductions in revenues or the payment of liquidated damages.

Many projects involve challenging engineering, construction or installation phases that may occur over extended time periods. We may encounter difficulties as a result of delays or changes in designs, engineering information or materials provided by the customer or a third party, delays or difficulties in equipment and material delivery, schedule changes, delays from our customer’s failure to timely obtain permits or meet other regulatory requirements, weather-related delays and other factors, some of which are beyond our control, that impact our ability to complete the project in accordance with the original delivery schedule. In addition, we contract with third-party subcontractors to assist us with the completion of contracts. Any delay or failure by suppliers or by subcontractors in the completion of their portion of the project may result in delays in the overall progress of the project or may cause us to incur additional costs, or both. Delays and additional costs may be substantial and, in some cases, we may be required to compensate the customer for such delays. Delays may also disrupt the final completion of our contracts as well as the corresponding recognition of revenues and expenses therefrom. In certain circumstances, we guarantee project completion by a scheduled acceptance date or achievement of certain acceptance and performance testing levels. Failure to meet any of our schedules or performance requirements could also result in additional costs or penalties, including liquidated damages, and such amounts could exceed expected project profit. In extreme cases, the above-mentioned factors could cause project cancellations, and we may be unable to replace such projects with similar projects or at all. Such delays or cancellations may impact our reputation or relationships with customers, adversely affecting our ability to secure new contracts.

Our contractors may fail to satisfy their obligations to us or other parties, or we may be unable to maintain these relationships, either of which may have a material adverse effect on our business, financial condition and results of operations.

We depend on third party contractors to complete manufacturing, certain research and development and deployment functions. There is a risk that we may have disputes with contractors arising from, among other things, the quality and timeliness of work performed by the contractor, customer concerns about the contractor or our failure to extend existing task orders or issue new task orders. In addition, if any of our contractors fail to deliver on a timely basis the agreed-upon supplies and/or perform the agreed-upon services, then our ability to fulfill our obligations may be jeopardized. In addition, the absence of qualified contractors with whom we have a satisfactory relationship could adversely affect the quality of our service and our ability to perform under some of our contracts. Any of these factors may have a material adverse effect on our business, financial condition or results of operations.

Material delays or defaults in customer payments could leave us unable to cover expenditures related to such customer’s projects, including the payment of our subcontractors.

Because of the nature of most of our contracts, we commit resources to projects prior to receiving payments from our customers in amounts sufficient to cover expenditures as they are incurred. In certain cases, these expenditures include paying our contractors and purchasing parts. If a customer defaults in making its payments on a project or projects to which we have devoted significant resources, it could have a material adverse effect on our business, financial condition or results of operations.

Certain of our employees and contractors may work on projects that are inherently dangerous, and a failure to maintain a safe worksite could result in significant losses.

Certain of our project sites can place our employees and others in difficult or dangerous environments, including difficult and hard to reach terrain or locations high above the ground or near large or complex equipment, moving vehicles, high voltage or dangerous processes. Safety is a primary focus of our business and is critical to our reputation. Many of our clients require that we meet certain safety criteria to be eligible to bid on contracts. We maintain programs with the primary purpose of implementing effective health, safety and environmental procedures throughout our company. If we fail to implement appropriate safety procedures or if our procedures fail, our employees, contractors and others may suffer injuries. The failure to comply with such procedures, client contracts or applicable regulations could subject us to losses and liability and adversely impact our ability to obtain projects in the future.

Warranty claims resulting from our services could have a material adverse effect on our business, financial condition or results of operations.

We generally warrant our manufactured products including hardware and software for one year from receipt of the product by the customer. After the first year, the customer can pay for extended hardware warranty and software maintenance and upgrades on an annual basis in advance. While costs that we have incurred historically under our warranty obligations have not been material, the costs associated with such warranties, including any warranty related legal proceedings, could have a material adverse effect on our business, financial condition or results of operations.

We rely on our management team and need additional personnel to grow our business, and the loss of one or more key employees or our inability to attract and retain qualified personnel could harm our business.

We depend, in part, on the performance of Eric Brock, our Chief Executive Officer, Stewart Kantor, our President and Chief Financial Officer and Menashe Shahar, our Chief Technology Officer, to operate and grow our business. The loss of any of Messrs. Brock, Kantor or Shahar could negatively impact our ability to execute our business strategies. Although we have entered into employment agreements with Messrs. Kantor and Shahar, we may be unable to retain them or replace any of them if we lose their services for any reason.

Our future success will also depend on our ability to attract, retain and motivate highly skilled management, product development, operations, sales, technical and other personnel in the United States and abroad. Even in today’s economic climate, competition for these types of personnel is intense, particularly in the Silicon Valley, where our headquarters are located. All of our employees in the United States work for us on an at-will basis. Given the lengthy sales cycles with utilities and deployment periods of our networking platform and solutions, the loss of key personnel could adversely affect our business.

Our ability to provide bid bonds, performance bonds or letters of credit is limited and could negatively affect our ability to bid on or enter into significant long-term agreements.

We have in the past been, and may in the future be, required to provide bid bonds or performance bonds to secure our performance under customer contracts or, in some cases, as a pre-requisite to submit a bid on a potential project. Our ability to obtain such bonds primarily depends upon our capitalization, working capital, past performance, management expertise and reputation and external factors beyond our control, including the overall capacity of the surety market. Surety companies consider those factors in relation to the amount of our tangible net worth and other underwriting standards that may change from time to time. Surety companies may require that we collateralize a percentage of the bond with our cash or other form of credit enhancement. Events that affect surety markets generally may result in bonding becoming more difficult to obtain in the future, or being available only at a significantly greater cost. In addition, some of our utility customers also require collateral guarantees in the form of letters of credit to secure performance or to fund possible damages as the result of an event of default under our contracts with them. If we enter into significant long-term agreements that require the issuance of letters of credit, our liquidity could be negatively impacted. Our inability to obtain adequate bonding or letters of credit and, as a result, to bid or enter into significant long-term agreements, could have a material adverse effect on our future revenues and business prospects.

Substantially all our current products depend on the availability and are subject to the use of licensed radio frequencies regulated by the Federal Communications Commission (“FCC”) in the United States.

Substantially all of our current hardware products are designed to communicate wirelessly via licensed radio frequencies and therefore depend on the availability of adequate radio spectrum in order to operate. It is possible that the FCC or the U.S. Congress could adopt additional changes in regulations or policies that may be incompatible with our current or future product offerings, as well as products currently installed in the field, or require them to be modified at significant, or even prohibitive, cost.

Our marketing efforts depend significantly on our ability to receive positive references from our existing customers.

Our marketing efforts depend significantly on our ability to call on our current and past customers to provide positive references to new, potential customers. Given our limited number of customers, the loss or dissatisfaction of any customer could substantially harm our brand and reputation, inhibit the market acceptance of our products and services, and impair our ability to attract new utility customers and maintain existing utility customers. Further, as we expand into new vertical end markets such as oil and gas and transportation, references from existing customers could be similarly important. Any of these consequences could have a material adverse effect on our business, financial condition and results of operations.

If our products contain defects or otherwise fail to perform as expected, we could be liable for damages and incur unanticipated warranty, recall and other related expenses, our reputation could be damaged, we could lose market share and, as a result, our financial condition or results of operations could suffer.

Our products are complex and may contain defects or experience failures due to any number of issues in design, materials, manufacture, deployment and/or use. If any of our products contain a defect, compatibility or interoperability issue or other error, we may have to devote significant time and resources to find and correct the issue. Such efforts could divert the attention of our management team and other relevant personnel from other important tasks. A product recall or a significant number of product returns could: be expensive; damage our reputation and relationships with utilities and other third-party vendors; result in the loss of business to competitors; and result in litigation against us. Costs associated with field replacement labor, hardware replacement, re-integration with third-party products, handling charges, correcting defects, errors and bugs, or other issues could be significant and could materially harm our financial results.

Estimated future product warranty claims are based on the expected number of field failures over the warranty commitment period, the term of the product warranty period, and the costs for repair, replacement and other associated costs. Our warranty obligations are affected by product failure rates, claims levels, material usage and product re-integration and handling costs.

Because our products are relatively new and we do not yet have the benefit of long-term experience observing products’ performance in the field, our estimates of a product’s lifespan and incidence of claims may be inaccurate. Should actual product failure rates, claims levels, material usage, product re-integration and handling costs, defects, errors, bugs or other issues differ from the original estimates, we could end up incurring materially higher warranty or recall expenses than we anticipate.

To date we have eliminated or limited the extent of liquidated damages and/or consequential losses from our agreements with customers. It is possible that we may not be able to achieve this in all future business which could expose us to significant liabilities.

Our technology, products and services have only been developed in the last several years and we have had only limited opportunities to deploy and assess their performance in the field at full scale.

The current generation of our radio hardware and software has only been developed in the last several years and is continuing to evolve. Deploying and operating our technology is a complex endeavor and, until recently, had been done primarily by a small number of customers and primarily in the electric utility industry. As the size, complexity and scope of our deployments grow we have been able to test product performance at a greater scale and in a variety of new geographic settings and environmental conditions. As the number, size and complexity of our deployments grow and we deploy FullMAX systems for new applications in new critical infrastructure industries beyond electric utilities, we may encounter unforeseen operational, technical and other challenges, some of which could cause significant delays, trigger contractual penalties, result in unanticipated expenses, and/or damage to our reputation, each of which could materially and adversely affect our business, financial condition and results of operations.

If we fail to respond to evolving technological changes, our products and services could become obsolete or less competitive.

Our industry is highly competitive and characterized by new and rapidly evolving technologies, standards, regulations, customer requirements, and frequent product introductions. Accordingly, our operating results depend upon, among other things, our ability to develop and introduce new products and services, as well as our ability to reduce production costs of our existing products. The process of developing new technologies and products is complex, and if we are unable to develop enhancements to, and new features for, our existing products or acceptable new products that keep pace with technological developments or industry standards, our products may become obsolete, less marketable and less competitive and our business could be significantly harmed.

We depend on our ability to develop new products and to enhance and sustain the quality of existing products.

Our growth and future success will depend, in part, on our ability to continue to design and manufacture new competitive products and to enhance and sustain the quality and marketability of our existing products. As such, we have made, and expect to continue to make, substantial investments in technology development. In the future, we may not have the necessary capital, or access to capital on acceptable terms, to fund necessary levels of research and development. Even with adequate capital resources, we may nonetheless experience unforeseen problems in the development or performance of our technologies or products. In addition, we may not meet our product development schedules and, even if we do, we may not develop new products fast enough to provide sufficient differentiation from our competitors’ products, which may be more successful.

We and our customers operate in a highly regulated business environment and changes in regulation could impose costs on us or make our products less economical.

Our products and our utility customers are subject to federal, state, local and foreign laws and regulations. Laws and regulations applicable to us and our products govern, among other things, the manner in which our products communicate, and the environmental impact and electrical reliability of our products. Additionally, our critical infrastructure customers are often regulated by national, state and/or local bodies, including public utility commissions, the Department of Energy, the Federal Energy Regulatory Commission, the Federal Communications Commission, Federal Rail Association and other bodies. Prospective utility customers may be required to gain approval from any or all of these organizations prior to implementing our products and services, including specific permissions related to the cost recovery of these systems. Regulatory agencies may impose special requirements for implementation and operation of our products. We may incur material costs or liabilities in complying with government regulations applicable to us or our utility customers. In addition, potentially significant expenditures could be required in order to comply with evolving regulations and requirements that may be adopted or imposed on us or our utility customers in the future. Such costs could make our products less economical and could impact our utility customers’ willingness to adopt our products, which could materially and adversely affect our revenue, results of operations and financial condition.

Furthermore, changes in the underlying regulatory conditions that affect critical infrastructure industries could have a potentially adverse effect on our customers’ interest or ability to implement our technologies. Many regulatory jurisdictions have implemented rules that provide financial incentives for the implementation of energy efficiency and demand response technologies, often by providing rebates or through the restructuring of utility rates. If these programs were to cease, or if they were restructured in a manner inconsistent with the capabilities enabled by our products and services, our business, financial condition and results of operations could be significantly harmed.

If our products do not interoperate with our customers’ other systems, the purchase or deployment of our products and services may be delayed or cancelled.

Our products are designed to interface with our customers’ other systems, each of which may have different specifications and utilize multiple protocol standards and products from other vendors. Our products will be required to interoperate with many or all of these products as well as future products in order to meet our customers’ requirements. If we find errors in the existing software or defects in the hardware used in our utility customers’ systems, we may need to modify our products or services to fix or overcome these errors so that our products will interoperate with the existing software and hardware, which could be costly and negatively affect our business, financial condition, and results of operations. In addition, if our products and services do not interoperate with our customers’ systems, customers may seek to hold us liable, demand for our products could be adversely affected or orders for our products could be delayed or cancelled. This could hurt our operating results, damage our reputation, and seriously harm our business and prospects.

We do not control certain aspects of the manufacture of our product, including but not limited to the supply of key components used to build out products and we also depend on a limited number of manufacturers.

Our future success will depend significantly on the availability of key components, and our ability to manufacture our products timely and cost-effectively, in sufficient volumes, and in accordance with quality standards. Our reliance on a small number of manufacturers reduces our control over the manufacturing process, exposing us to risks, including reduced control over quality assurance, product costs and product supply including delays in transportation and delivery. Any manufacturing disruption by our usual manufacturers could impair our ability to fulfill orders. We may be unable to manage our relationships with our usual manufacturers effectively as they may experience delays, disruptions, capacity constraints or quality control problems in their manufacturing operations or otherwise fail to meet our future requirements for timely delivery. Similarly, to the extent that our usual manufacturers procure materials on our behalf, we may not benefit from any warranties received by our usual manufacturers from the suppliers or otherwise have recourse against the original supplier of the materials or even the manufacturer. In such circumstances, if the original supplier were to provide us or our usual manufacturers with faulty materials, we might not be able to recover the costs of such materials or be compensated for any damages that arise as a result of the inclusion of the faulty components in our products.

One or more of our usual manufacturers may suffer an interruption in its business, or experience delays, disruptions or quality control problems in its manufacturing operations, or seek to terminate its relationship with us, or we may choose to change or add additional manufacturers for other reasons. Additionally, we do not have long-term supply agreements with our usual manufacturers. As a result, we may be unable to renew or extend our agreement on terms favorable to us, if at all. Although the manufacturing services required to manufacture and assemble our products may be readily available from a number of established manufacturers, it is risky, time consuming and costly to qualify and implement manufacturer relationships.

Any of these risks could have a material adverse effect on our business, financial condition and results of operations.

We may seek to grow our business through acquisitions of complementary products or technologies, and the failure to manage acquisitions, or the failure to integrate them with our existing business, could harm our business, financial condition and operating results.

From time to time, we may consider opportunities to acquire other companies, products or technologies that may enhance our product platform or technology, expand the breadth of our markets or customer base, or advance our business strategies. Potential acquisitions involve numerous risks, including:

●	problems assimilating the acquired products or technologies;

●	issues maintaining uniform standards, procedures, controls and policies;

●	unanticipated costs associated with acquisitions;

●	diversion of management’s attention from our existing business;

●	risks associated with entering new markets in which we have limited or no experience;

●	increased legal and accounting costs relating to the acquisitions or compliance with regulatory matters; and

●	unanticipated or undisclosed liabilities of any target.

We have no current commitments with respect to any acquisition. We do not know if we will be able to identify acquisitions we deem suitable, whether we will be able to successfully complete any such acquisitions on favorable terms or at all, or whether we will be able to successfully integrate any acquired products or technologies. Our potential inability to integrate any acquired products or technologies effectively may adversely affect our business, operating results and financial condition.

Risks Related to our Financial Results and Need for Financing

We will need to generate significant sales to achieve profitable operations.

We intend to increase our operating expenses substantially in connection with the planned expansion of our business, establishment of our sales and marketing infrastructure, our ongoing research and development activities, and the commensurate development of our management and administrative functions. We will need to generate significant sales to achieve profitability, and we might not be able to do so. Even if we do generate significant sales, we might not be able to achieve, sustain or increase profitability on a quarterly or annual basis in the future. If our sales grow more slowly than we expect, or if our operating expenses exceed our expectations, our financial performance and operating results will be adversely affected.

We may not be able to generate sufficient cash to service our indebtedness, which currently consists of term loans and the secured loan with Steward Capital. In addition, although we have a borrowing facility with Energy Capital, LLC, we may be unable to borrow under such agreement or to generate sufficient cash to service any such indebtedness that we do incur.

We currently have outstanding unsecured loans in the aggregate principal amount of approximately $4.0 million, which will come due on December 31, 2018. In addition, we have issued a secured note to Steward Capital in the principal amount of $5.0 million, pursuant to term loans under a Loan and Security Agreement that matures September 19, 2019, or the Steward Capital Loan and Security Agreement, and subject to the terms of the Steward Capital Loan and Security Agreement, we may increase the borrowings thereunder by an additional $5.0 million following the completion of the Acquisition. Our obligations under the Steward Capital Loan and Security Agreement are secured by a first priority security interest in substantially all of our assets. The Steward Capital Loan and Security Agreement also contains certain restrictive covenants that limit our ability to incur additional indebtedness and liens, merge with other companies or consummate certain changes of control, acquire other companies, engage in new lines of business, make certain investments, pay dividends, transfer or dispose of assets, amend certain material agreements or enter into various specified transactions, as well as financial reporting requirements. We were in compliance with the affirmative and restrictive covenants as of June 30, 2018. We may also enter into other debt agreements in the future which may contain similar or more restrictive terms.

In addition, on September 28, 2018, we entered into a Loan and Security Agreement with Energy Capital, LLC, or the Energy Capital Loan and Security Agreement, pursuant to which Energy Capital may lend an aggregate principal amount of up to $10.0 million, or the Energy Capital loan, subject to the conditions specified in the Energy Capital Loan and Security Agreement. The repayment obligation under the Energy Capital Loan is also secured by a lien on all of our assets.

The terms of the Steward Capital and Energy Capital facilities are intended for operations and by their terms do not permit the repayment of unrelated outstanding indebtedness. In the event that we are unable to repay the unsecured loans in the current outstanding amount of $4.0 million that come due on December 31, 2018 or the amounts under the term loans when due, we may be in default under the terms thereof, which may also trigger an event of default under the investor loans and the Steward Capital and Energy Capital Loan and Security Agreements.

Our ability to make scheduled payments or to refinance our debt obligations depends on numerous factors, including the amount of our cash reserves and our actual and projected financial and operating performance. These amounts and our performance are subject to certain financial and business factors, as well as prevailing economic and competitive conditions, some of which may be beyond our control. We cannot assure you that we will maintain a level of cash reserves or cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our existing or future indebtedness. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness. We cannot assure you that we would be able to take any of these actions, or that these actions would permit us to meet our scheduled debt service obligations. Failure to comply with the conditions of the Steward Capital Loan and Security Agreement and/or the Energy Capital Loan and Security Agreement could result in an event of default, which could result in an acceleration of amounts due under the Steward Capital Loan and Security Agreement and/or the Energy Capital Loan and Security Agreement. We may not have sufficient funds or may be unable to arrange for additional financing to repay our indebtedness or to make any accelerated payments, and Steward Capital could seek to enforce security interests in the collateral securing such indebtedness, which would have a material adverse effect on our business.

If we do not obtain additional capital to fund our operations and obligations, our growth may be limited.

We will require additional capital to fund our operations and obligations. As our business has grown, we have managed periods of tight liquidity by accessing capital from our stockholders and their affiliates. Our capital requirements will depend on several factors, including:

●	our ability to enter into new agreements with customers or to extend the terms of our existing agreements with customers, and the terms of such agreements;
●	the success of our sales efforts;
●	our working capital requirements related to the costs of inventory and accounts receivable;
●	costs of recruiting and retaining qualified personnel;
●	expenditures and investments to implement our business strategy; and
●	the identification and successful completion of acquisitions.

We may seek additional funds through equity or debt offerings and/or borrowings under additional notes payable, lines of credit or other sources. We do not know whether additional financing will be available on commercially acceptable terms, if at all, when needed. If adequate funds are not available or are not available on commercially acceptable terms, our ability to fund our operations, support the growth of our business or otherwise respond to competitive pressures could be significantly delayed or limited, which could materially adversely affect our business, financial condition or results of operations.

Our revenue is not predictable and recognition of a significant portion of it will be deferred into future periods.

Once a customer decides to move forward with a large-scale deployment of our products and services, the timing of and our ability to recognize related revenue will depend on several factors, some of which may not be under our control. These factors include shipment schedules that may be delayed or subject to modification, the rate at which our utility customers choose to deploy our products in their network, customer acceptance of all or any part of our products and services, our contractual commitments to provide new or enhanced functionality at some point in the future, other contractual provisions such as liquidated damages, our suppliers’ ability to provide an adequate supply of components, the requirement to obtain regulatory approval, and our ability to deliver quality products according to expected schedules. In light of these factors, the application of complex revenue recognition rules to our products and services has required us to defer, and in the future will likely continue to require us to defer, a significant amount of revenue until undetermined future periods. It may be difficult to predict the amount of revenue that we will recognize in any given period and amounts recognized may fluctuate significantly from one period to the next.

Risks Related to our Intellectual Property

Our ability to protect our intellectual property and proprietary technology is uncertain.

We rely primarily on patent, trademark and trade secret laws, as well as confidentiality and non-disclosure agreements, to protect our proprietary technologies and intellectual property. As of this filing, we held a total of four issued patents in the U.S. and six pending patent applications worldwide. Our patents expire between 2029 and 2036, subject to any patent extensions that may be available for such patents.

We have applied for patent protection relating to certain existing and proposed products and processes. Currently, several of our issued U.S. patents as well as various pending U.S. and foreign patent applications relate to our FullMAX systems and are therefore important to the functionality of our products. If we fail to timely file a patent application in any jurisdiction, we may be precluded from doing so at a later date. Furthermore, we cannot assure you that any of our patent applications will be approved in a timely manner or at all. The rights granted to us under our patents, and the rights we are seeking to have granted in our pending patent applications, may not be meaningful or provide us with any commercial advantage. In addition, those rights could be opposed, contested or circumvented by our competitors, or be declared invalid or unenforceable in judicial or administrative proceedings. The failure of our patents to adequately protect our technology might make it easier for our competitors to offer the same or similar products or technologies. Even if we are successful in receiving patent protection for certain products and processes, our competitors may be able to design around our patents or develop products that provide outcomes which are comparable to ours without infringing on our intellectual property rights. Due to differences between foreign and U.S. patent laws, our patented intellectual property rights may not receive the same degree of protection in foreign countries as they would in the United States. Even if patents are granted outside the United States, effective enforcement in those countries may not be available.

We rely on our trademarks and trade names to distinguish our products from the products of our competitors. Third-parties may challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition, and could require us to devote additional resources to marketing new brands. Further, we cannot assure you that competitors will not infringe upon our trademarks, or that we will have adequate resources to enforce our trademarks.

We also rely on trade secrets, know-how and technology, which are not protectable by patents, to maintain our competitive position. We try to protect this information by entering into confidentiality agreements and intellectual property assignment agreements with our officers, employees, temporary employees and consultants regarding our intellectual property and proprietary technology. In the event of unauthorized use or disclosure or other breaches of those agreements, we may not be provided with meaningful protection for our trade secrets or other proprietary information. In addition, our trade secrets may otherwise become known or be independently discovered by competitors. To the extent that our commercial partners, collaborators, employees and consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in the related or resulting know-how and inventions. If any of our trade secrets, know-how or other technologies not protected by a patent were to be disclosed to or independently developed by a competitor, our business, financial condition and results of operations could be materially adversely affected.

If a competitor infringes upon one of our patents, trademarks or other intellectual property rights, enforcing those patents, trademarks and other rights may be difficult and time consuming. Patent law relating to the scope of claims in the industry in which we operate is subject to rapid change and constant evolution and, consequently, patent positions in our industry can be uncertain. Even if successful, litigation to defend our patents and trademarks against challenges or to enforce our intellectual property rights could be expensive and time consuming and could divert management’s attention from managing our business. Moreover, we may not have sufficient resources or desire to defend our patents or trademarks against challenges or to enforce our intellectual property rights. Litigation also puts our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. Additionally, we may provoke third-parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially valuable. The occurrence of any of these events may harm our business, financial condition and operating results.

Our business may suffer if it is alleged or found that our products infringe the intellectual property rights of others.

Our industry is characterized by the existence of a large number of patents and by litigation based on allegations of infringement or other violations of intellectual property rights. Moreover, in recent years, individuals and groups have purchased patents and other intellectual property assets for the purpose of making claims of infringement in order to extract settlements from companies like ours. To date we have received no claims with respect to our infringement of intellectual property or patents. In the future third parties may claim that we are infringing upon their patents or other intellectual property rights. In addition, we may be contractually obligated to indemnify our utility customers or other third parties that use or resell our products in the event our products are alleged to infringe a third party’s intellectual property rights. Responding to such claims, regardless of their merit, can be time consuming, costly to defend in litigation, divert management’s attention and resources, damage our reputation and brand, and cause us to incur significant expenses. Even if we are indemnified against such costs, the indemnifying party may be unable to uphold its contractual obligations. Further, claims of intellectual property infringement might require us to redesign affected products, delay affected product offerings, enter into costly settlement or license agreements or pay costly damage awards or face a temporary or permanent injunction prohibiting us from marketing, selling or distributing the affected products. If we cannot or do not license the alleged infringed technology on reasonable terms or at all, or substitute similar technology from another source, our revenue and earnings could be adversely impacted. Additionally, our utility customers may not purchase our products if they are concerned that our products infringe third-party intellectual property rights. This could reduce the market opportunity for the sale of our products and services. The occurrence of any of these events may have a material adverse effect on our business, financial condition and results of operations.

If we are unable to protect the confidentiality of our proprietary information, the value of our technology and products could be adversely affected.

In addition to patented technology, we rely on our unpatented technology and trade secrets. We generally seek to protect this information by confidentiality, non-disclosure and assignment of invention agreements with our employees and contractors and with parties with which we do business. These agreements may be breached and we may not have adequate remedies for any such breach. We cannot be certain that the steps we have taken will prevent unauthorized use or reverse engineering of our technology. Moreover, our trade secrets may be disclosed to or otherwise become known or be independently developed by competitors. To the extent that our employees, contractors, or other third parties with whom we do business use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. If, for any of the above reasons, our intellectual property is disclosed or misappropriated, it would harm our ability to protect our rights and have a material adverse effect on our business, financial condition, and results of operations.

We use open source software in our products and services that may subject our products and services to general release or require us to re-engineer our products and services, which may cause harm to our business.

We use open source software in connection with our products and services. From time to time, companies that incorporate open source software into their products have faced claims challenging the ownership of open source software and/or compliance with open source license terms. Therefore, we could be subject to suits by parties claiming ownership of what we believe to be open source software or noncompliance with open source licensing terms. Some open source software licenses require users who distribute open source software as part of their software to publicly disclose all or part of the source code to such software and/or make available any derivative works of the open source code on unfavorable terms or at no cost. While we monitor the use of open source software in our products and services and try to ensure that none is used in a manner that would require us to disclose the source code to the related product or that would otherwise breach the terms of an open source agreement, such use could inadvertently occur and we may be required to release our proprietary source code, pay damages for breach of contract, re-engineer our products, discontinue the sale of our products in the event re-engineering cannot be accomplished on a timely basis or take other remedial action that may divert resources away from our development efforts, any of which could adversely affect our business, operating results and financial condition.

Intellectual property rights do not necessarily address all potential threats to our competitive advantage.

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business, or permit us to maintain our competitive advantage. The following examples are illustrative:

●	others may be able to make devices that are the same as or similar to our remote radios but that are not covered by the claims of the patents that we own;

●	we or any collaborators might not have been the first to make the inventions covered by the issued patents or pending patent applications that we own;

●	we might not have been the first to file patent applications covering certain of our inventions;

●	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing our intellectual property rights;

●	it is possible that our pending patent applications will not lead to issued patents;

●	issued patents that we own may not provide us with any competitive advantages, or may be held invalid or unenforceable as a result of legal challenges;

●	our competitors might conduct research and development activities in the United States and other countries that provide a safe harbor from patent infringement claims for certain research and development activities, as well as in countries where we do not have patent rights, and then use the information learned from such activities to develop competitive products for sale in our major commercial markets; and

●	we may not develop additional proprietary technologies that are patentable.

Risks Related to our Common Stock

There is not now, and there may never be, an active market for our common stock and we cannot assure you that our common stock become liquid or that it will be listed on a securities exchange.

There currently is no liquid market for our common stock. An investor may find it difficult to obtain accurate quotations as to the market value of the common stock and trading of our common stock may be extremely sporadic. For example, several days may pass before any shares may be traded. A more active market for our common stock may never develop. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

The price of our common stock might fluctuate significantly, and you could lose all or part of your investment.

Volatility in the market price of our common stock may prevent you from being able to sell your shares of our common stock at or above the price you paid for your shares. The trading price of our common stock may be volatile and subject to wide price fluctuations in response to various factors, including:

●	actual or anticipated fluctuations in our quarterly financial and operating results;
●	adverse results from, delays in product development;
●	adverse regulatory decisions;

●	publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts;

●	perceptions about the market acceptance of our products and the recognition of our brand;
●	adverse publicity about our products or industry in general;
●	overall performance of the equity markets;

●	introduction of products, or announcements of significant contracts, licenses or acquisitions, by us or our competitors;

●	legislative, political or regulatory developments;
●	additions or departures of key personnel;
●	threatened or actual litigation and government investigations;
●	sale of shares of our common stock by us or members of our management; and
●	general economic conditions.

These and other factors might cause the market price of our common stock to fluctuate substantially, which may negatively affect the liquidity of our common stock. In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies across many industries. The changes frequently appear to occur without regard to the operating performance of the affected companies. Accordingly, the price of our common stock could fluctuate based upon factors that have little or nothing to do with our company, and these fluctuations could materially reduce our share price.

Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. This litigation, if instituted against us, could result in substantial costs, divert our management’s attention and resources, and harm our business, operating results and financial condition.

We are an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act and we intend to take advantage of some of the exemptions from reporting requirements that are applicable to other public companies that are not emerging growth companies, including:

●	reduced obligations with respect to financial data, including presenting only two years of audited financial statements and only two years of selected consolidated financial data in this Report;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) ending December 31, 2019, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Under Section 107(b) of the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Concentration of ownership of our common stock among our existing executive officers, directors and principal stockholders may prevent new investors from influencing significant corporate decisions.

Our executive officers, directors and current beneficial owners of 5% or more of our common stock and their respective affiliates, in the aggregate, beneficially own approximately 51.4% of our outstanding common stock. As a result, these persons, acting together, would be able to significantly influence all matters requiring stockholder approval, including the election and removal of directors, any merger, consolidation, sale of all or substantially all of our assets, or other significant corporate transactions.

Some of these persons or entities may have interests different than yours. For example, they may be more interested in selling our company to an acquirer than other investors, or they may want us to pursue strategies that deviate from the interests of other stockholders.

We intend to issue more shares to raise capital, which will result in substantial dilution.

Our certificate of incorporation authorizes the issuance of a maximum of 350,000,000 shares of common stock. Any additional financings effected by us may result in the issuance of additional securities without stockholder approval and the substantial dilution in the percentage of common stock held by our then existing stockholders. Moreover, the common stock issued in any such transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our current stockholders. Our board of directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock are issued in connection with a financing, dilution to the interests of our stockholders will occur and the rights of the holder of common stock might be materially and adversely affected.

Our board of directors may issue and fix the terms of shares of our preferred stock without stockholder approval, which could adversely affect the voting power of holders of our common stock or any change in control of our Company.

Our Restated Articles of Incorporation authorize the issuance of up to 10,000,000 shares of “blank check” preferred stock, $0.0001 par value per share, with such designation rights and preferences as may be determined from time to time by the board of directors. Our board of directors is empowered, without shareholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common Stock. In the event of such issuances, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We currently do not have and may never obtain research coverage by securities analysts, and industry analysts that currently cover us may cease to do so. If no securities analysts commence coverage of our company, or if industry analysts cease coverage of our company, the trading price for our stock would be negatively impacted. In the event we obtain securities analyst coverage, if one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases.

Certain provisions of our amended and restated articles of incorporation and bylaws and Nevada law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in the stockholders’ interest.

Our amended and restated articles of incorporation and Bylaws and certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or discouraging a third party from attempting to acquire, control of the Company, even when these attempts may be in the best interests of our stockholders. For example, Nevada law provides that approval of a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company. This concentration of ownership limits the power to exercise control by the minority shareholders.

 We expect to incur increased costs and demands upon management as a result of being a public company.

 As a public company in the United States, we expect to incur significant additional legal, accounting and other costs, which we anticipate could be between $1.0 million and $2.0 million annually. These additional costs could negatively affect our financial results. In addition, changing laws, regulations and standards relating to corporate governance and public disclosure, including regulations implemented by the SEC and the stock exchange on which we may list our common stock, may increase legal and financial compliance costs and make some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If, notwithstanding our efforts to comply with new laws, regulations and standards, we fail to comply, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

 Failure to comply with these rules might also make it more difficult for us to obtain some types of insurance, including director and officer liability insurance, and we might be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on committees of our board of directors or as members of senior management.

 Our ability to continue our operations requires that we raise additional capital and our operations could be curtailed if we are unable to obtain the additional funding as or when needed. As a result, our registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements included in this Report.

 Upon the completion of the audit of our financial statements for the year ended December 31, 2017, we did not have sufficient cash to fund our operations through December 31, 2018 without additional financing and, therefore, we concluded there was substantial doubt about our ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph regarding this uncertainty in its report on those financial statements. In March 2018, we arranged for additional borrowing of up to $10.0 million from Steward Capital to fund operations. However, those funds are not sufficient to both fund business operations and repay existing indebtedness due on December 31, 2018. In connection with our Acquisition, we arranged for additional borrowing of up to $10.0 million from Energy Capital to fund operations. The Energy Capital funds are available to fund operations but are not permitted to repay existing indebtedness.

We will need to raise additional financing to continue operations beyond early 2019. We will require additional funding to continue operations and realize our business objectives in the future. If we are unable to continue as a going concern in the future, we may be unable to meet our obligations under the Steward Capital and Energy Capital loans, which could result in an acceleration of our obligations to repay all amounts owed thereunder, and we may be forced to liquidate our assets. In such a scenario, the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements.

Failure to establish and maintain an effective system of internal controls could result in material misstatements of our financial statements or cause us to fail to meet our reporting obligations or fail to prevent fraud in which case, our stockholders could lose confidence in our financial reporting, which would harm our business and could negatively impact the price of our stock.

We will be required to comply with Section 404 of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls. We were not subject to requirements to establish, and did not establish, internal control over financial reporting and disclosure controls and procedures prior to the Acquisition. Our management team and Board of Directors will need to devote significant efforts to maintaining adequate and effective disclosure controls and procedures and internal control over financial reporting in order to comply with applicable regulations, which may include hiring additional legal, financial reporting and other finance and accounting staff. Additionally, any of our efforts to improve our internal controls and design, implement and maintain an adequate system of disclosure controls may not be successful and will require that we expend significant cash and other resources.

Under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, issuers that qualify as “emerging growth companies” under the JOBS Act will not be required to provide an auditor’s attestation report on internal controls for so long as the issuer qualifies as an emerging growth company. We currently qualify as an emerging growth company under the JOBS Act, and we may choose not to provide an auditor’s attestation report on internal controls. However, if we cannot favorably assess the effectiveness of our internal control over financial reporting, or if we require an attestation report from our independent registered public accounting firm in the future and that firm is unable to provide an unqualified attestation report on the effectiveness of our internal controls over financial reporting, investor confidence and, in turn, our stock price could be materially adversely affected.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We do not have sufficient accounting and supervisory personnel with the appropriate level of technical accounting experience and training necessary, or adequate accounting policies, processes and procedures, and consequently, we must rely on third party consultants. These deficiencies represent a material weakness (as defined under the Exchange Act) in our internal control over financial reporting in both design and operation. We may identify additional material weaknesses in the future. Under the Exchange Act, a material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis by the company’s internal controls. We intend to develop a plan to design, review, implement and refine internal control over financial reporting.. However, we may identify deficiencies and weaknesses or fail to remediate previously identified deficiencies in our internal controls. If material weaknesses or deficiencies in our internal controls exist and go undetected or unremediated, our financial statements could contain material misstatements that, when discovered in the future, could cause us to fail to meet our future reporting obligations and cause the price of our common stock to decline.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. If our stockholders sell, or the market perceives that our stockholders intend to sell, substantial amounts of our common stock in the public market, the market price of our common stock could decline significantly.

Of the 50,463,732 shares of our common stock issued and outstanding after the closing of the Acquisition, 8,948,500 shares are freely tradable without restriction by stockholders who are not our affiliates. Of our outstanding shares, 16,051,500 shares that were outstanding before the Acquisition are “restricted securities” as defined in Rule 144. We issued an aggregate of 25,463,732 shares of our common stock to the former Ondas Networks Inc. stockholders pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, and such shares are also “restricted securities” as defined in Rule 144. These restricted securities may be publicly resold under Rule 144 beginning one year following the date of the filing of this Report with the SEC. In addition, these restricted shares are also subject to the terms of a lock up agreement entered into in connection with the Acquisition by each of the former Ondas stockholders under which these restricted shares cannot be sold for a period of twelve months followed by a subsequent 12-month limited sale period.

In addition, in the future, we intend to file one or more registration statements on Form S-8 registering the issuance of approximately 10,000,000 million shares of common stock reserved for issuance under our 2018 Equity Incentive Plan. Shares registered under these registration statements on Form S-8 will be available for sale in the public market subject to vesting arrangements and exercise of options and the restrictions of Rule 144 in the case of our affiliates.

If securities or industry analysts do not publish research or reports, or publish unfavorable research or reports, about us, our business or our market, our stock price and trading volume could decline.

The trading market for our common stock may be influenced by the research and reports that securities or industry analysts publish about us and our business. Securities or industry analysts may elect not to provide coverage of our common stock, and such lack of coverage may adversely affect the market price of our common stock. In the event we do not secure additional securities or industry analyst coverage, we will not have any control over the analysts or the content and opinions included in their reports. The price of our stock could decline if one or more securities or industry analysts downgrade our stock or issue other unfavorable commentary or research. If one or more securities or industry analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which in turn could cause our stock price or trading volume to decline.

Risks Related to our Acquisition by Zev Ventures Incorporated

We may be subject to unknown risks as a result of our recently completed acquisition by Zev Ventures Incorporated.

Prior to the time of the acquisition of Ondas, Zev Ventures conducted a business related to the resale to the public of sporting event and concert tickets purchased in bulk in advance from leading ticket vendors and reselling them at the price actually commanded by the market. In connection with the acquisition, we discontinued this business. Even though we and our advisers conducted a due diligence investigation of Zev Ventures prior to committing to the Acquisition, there may be unknown liabilities, or liabilities that were known but believed to be immaterial, related to the business of Zev Ventures that may become material liabilities we are subject to in the future. If we are subject to material liability as a result of the conduct of Zev Ventures we may have limited recourse for such liabilities, which could have a material impact on our business and stock price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of September 28, 2018 after giving effect to the Acquisition, by (i) each of our current directors and named executive officers, (ii) all executive officers and directors as a group, and (iii) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. We have determined beneficial ownership in accordance with applicable rules of the SEC, which generally provide that beneficial ownership includes voting or investment power with respect to securities. Except as indicated by the footnotes to the table below, we believe, based on the information furnished to us, that the persons named in the table have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

The information set forth in the table below is based on 50,463,732 shares of our common stock issued and outstanding on September 28, 2018 after giving effect to the Acquisition. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants or other convertible securities held by that person that are currently exercisable or will be exercisable within 60 days after September 28, 2018. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as otherwise noted in the footnotes below, the address for each person listed in the table below, solely for purposes of filings with the SEC, is c/o Zev Ventures Incorporated, 687 N. Pastoria Avenue, Sunnyvale, California, 94085.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Principal Stockholders:
Energy Capital, LLC (1)	11,051,500	21.8%
Mindy Tokayer	3,575,300	7.1%
Menashe Shahar (2)	2,966,544	5.9%

Named Executive Officers and Directors:
Eric Brock, Chief Executive Officer & Chairman	5,073,585	10.1%
Stewart Kantor, President, Chief Financial Officer, Treasurer, Secretary and Director	3,030,606	6.0%
Richard Silverman, Director	72,942	*
Richard Cohen, Director	72,942	*
Derek Reisfield, Director	72,942	*

All Executive Officers and Directors as a group (5 persons)	8,323,011	16.5%

*	Represents beneficial ownership of less than 1%
(1)	Mr. Robert J. Smith, the sole member and manager of the limited liability company, holds sole voting and dispositive control of these securities. The address for Energy Capital, LLC is 13650 Fiddlesticks Blvd., Suite 202-324, Ft. Myers, FL 33912, Attn: Robert J. Smith, Managing Member.
(2)	Mr. Shahar is an employee of Ondas Networks Inc.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information concerning our directors and executive officers, including their ages, as of September 28, 2018, immediately following the closing of the Acquisition.

Name	Age	Position
Executive Officers and Directors:

Eric Brock	48	Chief Executive Officer and Chairman of the Board
Stewart Kantor	56	President, Chief Financial Officer, Treasurer, Secretary and Director

Non-management Directors:

Richard Silverman	78	Director
Richard Cohen	67	Director
Derek Reisfield	57	Director

Executive Officers

Eric Brock

Mr. Brock was elected as one of our directors and was appointed as our President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer on June 28, 2018. On September 28, 2018, following the completion of the Acquisition, he was appointed Chairman of the Board of Directors and resigned from the positions of Chief Financial Officer, Secretary and Treasurer. Mr. Brock is an entrepreneur with over 20 years of global banking and investing experience. He served as a founding Partner and Portfolio Manager with Clough Capital Partners, a Boston-based investment firm from 2000 to 2017. Prior to Clough, Mr. Brock was an investment banker at Bear, Stearns & Co. and an accountant at Ernst & Young, LLP. Mr. Brock holds an MBA from the University of Chicago and a BS from Boston College. Our board of directors believes that Mr. Brock’s experience in the public markets qualify him to serve as a director of our company.

Stewart Kantor

Mr. Kantor is a co-founder of Ondas and has been its Chief Executive Officer since February 2006. He was appointed President, Chief Financial Officer, Secretary and Treasurer on September 28, 2018 following the completion of the Acquisition. Mr. Kantor brings 22 years of experience in the wireless industry including senior level positions in marketing, finance and product development at AT&T Wireless, BellSouth International and Nokia Siemens Networks. Since 2004, Mr. Kantor has focused exclusively on the development of private wireless data network technology for mission critical industries including electric utilities, oil & gas companies and the transportation industries. Mr. Kantor obtained his B.A. in Political Science from Columbia University in 1984 and an MBA in Finance from the Wharton School in 1991. We believe Mr. Kantor’s industry background and experience makes him well qualified to serve on our Board.

Non-Management Directors

Richard M. Cohen

Mr. Cohen has been a member of the board of directors of Ondas since April 2016. On September 28, 2018 following the closing of the Acquisition, he was appointed to our board. He has been the President of Richard M Cohen Consultants since 1995, a company providing financial consulting services to both public and private companies. From March 2012 to July 2015, he was the Founder and Managing Partner of Chord Advisors, a firm providing outsourced CFO services to both public and private companies. From May 2012 to August 2013, he was the Interim CEO and member of the Board of Directors of CorMedix Inc. (NYSE: CRMD). From July 2008 to August 2012, Mr. Cohen was a member of the Audit Committee of Rodman and Renshaw, an investment banking firm. From July 2001 to August 2012, he was a partner with Novation Capital until its sale to a private equity firm. Mr. Cohen holds a BS with honors from the University of Pennsylvania (Wharton), an MBA from Stanford University and a CPA from New York State. He is considered an expert to Chair the Audit Committee of a publicly traded company. We believe that Mr. Cohen’s educational background and financial experience supporting publicly traded companies including as a CEO and Board Member of a public traded company on the New York Stock Exchange makes him well qualified to serve on our Board of Directors.

Richard Silverman

Mr. Silverman has been a member of the board of directors of Ondas since April 2016. On September 28, 2018 following the closing of the Acquisition, he was appointed to our board. Mr. Silverman is a well-recognized and respected professional in the energy industry, in Arizona and on a national level. He is past Chair of the board of directors for the Electric Power Research Institute; past Chair and former steering committee member of the Large Public Power Council; and former executive committee member of the board of directors for the American Public Power Association. Since August 2011, Mr. Silverman has been Of Counsel at Jennings, Strouss & Salmon, PLC, where he focuses his practice on energy law. Prior to joining the firm, he served as General Manager of Salt River Project (SRP) from 1994 to 2011. Mr. Silverman holds a Juris Doctor from the University of Arizona and B.A. in Business from the University of Arizona. We believe Mr. Silverman’s prior experience as general manager of Salt River Project, one of the nation’s largest public power utilities serving approximately 1 million customers in the metropolitan Phoenix area, will help the Company navigate strategic issues in the rapidly changing electric utility industry with specific knowledge of the impact of renewables like solar energy on the electric grid and makes him well qualified to serve on our Board of Directors.

Derek R. Reisfield

Derek Reisfield has been a member of the board of directors of Ondas since April 2016. On September 28, 2018 following the closing of the Acquisition, he was appointed to our board. Since 2015, Mr. Reisfield has been Vice President, Strategy and Business Development of Wayfare Interactive Technologies, Inc., a company that provides commerce search capabilities to digital publishers and marketers. In 2008, Mr. Reisfield co-founded BBN Networks, LLC, formerly known as BBN Networks, Inc., a digital advertising and marketing solutions company focused on the B2B sector, where he served as Chief Executive Officer until 2014 and as Chairman until 2015. Mr. Reisfield was Executive Vice President of Fliptrack, Inc., a social mobile gaming company, from 2007 to 2008. He was an independent consultant from 2002 to 2007 working with digital startups and large consumer oriented companies facing digital threats and opportunities. He was Co-Founder and Managing Principal of i-Hatch Ventures, LLC from 1999-2001, Co-Founder, Vice Chairman and Executive Vice President of Luminant, Inc., a digital financial and business news and information company, from 1999-2000, Co-Founder and Chairman of Marketwatch from 1997-1998, President CBS New Media from 1997-1998, Vice President, Business Development of CBS, 1996-97, Director of Strategic Management CBS and its predecessor Westinghouse Electric Corporation, Inc. 1996-1997. Prior to that, Mr. Reisfield was the Co-Founder of the Media and Telecommunications Practice of Mitchell Madison Group, LLC, a management consultancy and a leader of the Media and Telecommunications practice of McKinsey & Company, Inc. a management consultancy. He has served on several public corporation boards. Mr. Reisfield is a Director of the San Francisco Zoological Society. Mr. Reisfield holds a BA from Wesleyan University, and an AM in Communications Management from the Annenberg School of Communications of USC in 1986. We believe Mr. Reisfield’s experience in senior leadership positions at both privately held and publicly traded technology companies, including holding board positions in corporate governance, make him a well-qualified candidate to serve on our Board of Directors.

Board Composition

Our board of directors currently consists of five members. Mr. Brock is the chairman of our board of directors, as well as our Chief Executive Officer. Each director is currently elected to the board for a one-year term, to serve until the election and qualification of successor directors at the annual meeting of stockholders, or until the director’s earlier removal, resignation or death.

Family Relationships

There are no family relationships amongst any of our officers and directors.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. From time to time, the board may establish other committees to facilitate the management of our business.

Audit Committee

Our audit committee reviews our internal accounting procedures and consults with and reviews the services provided by our independent registered public accountants. Our audit committee consists of three directors, Messrs. Cohen, Silverman and Reisfield, and our board of directors has determined that each of them is independent within the meaning of listing requirements of the NYSE American and the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Mr. Cohen is the chairman of the audit committee and our board of directors has determined that Mr. Cohen is an “audit committee financial expert” as defined by SEC rules and regulations implementing Section 407 of the Sarbanes-Oxley Act. Our board of directors has determined that the composition of our audit committee meets the criteria for independence under, and the functioning of our audit committee complies with, the applicable requirements of the Sarbanes-Oxley Act, NYSE American listing requirements and SEC rules and regulations. We intend to continue to evaluate the requirements applicable to us and to comply with the future requirements to the extent that they become applicable to our audit committee. The principal duties and responsibilities of our audit committee include:

•	appointing and retaining an independent registered public accounting firm to serve as independent auditor to audit our financial statements, overseeing the independent auditor’s work and determining the independent auditor’s compensation;

•	approving in advance all audit services and non-audit services to be provided to us by our independent auditor;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and discussing with management and our independent auditor the results of the annual audit and the independent auditor’s review of our quarterly financial statements; and

•	conferring with management and our independent auditor about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices.

Compensation Committee

Our compensation committee reviews and determines the compensation of all our executive officers. Our compensation committee consists of three directors, Messrs. Cohen, Silverman and Reisfield, each of whom is a non-employee member of our board of directors as defined in Rule 16b-3 under the Exchange Act. Mr. Reisfield is the chairman of the compensation committee. Our board of directors has determined that the composition of our compensation committee satisfies the applicable independence requirements under, and the functioning of our compensation committee complies with the applicable listing requirements of the NYSE American and SEC rules and regulations. We intend to continue to evaluate and intend to comply with all future requirements applicable to our compensation committee. The principal duties and responsibilities of our compensation committee include:

•	establishing and approving, and making recommendations to the board of directors regarding, performance goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives and setting, or recommending to the full board of directors for approval, the chief executive officer’s compensation, including incentive-based and equity-based compensation, based on that evaluation;

•	setting the compensation of our other executive officers, based in part on recommendations of the chief executive officer;

•	exercising administrative authority under our stock plans and employee benefit plans;

•	establishing policies and making recommendations to our board of directors regarding director compensation;

•	reviewing and discussing with management the compensation discussion and analysis that we may be required from time to time to include in SEC filings; and

•	preparing a compensation committee report on executive compensation as may be required from time to time to be included in our annual proxy statements or annual reports on Form 10-K filed with the SEC.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee consists of three directors, Messrs. Cohen, Silverman and Reisfield. Mr. Cohen is the chairman of the nominating and corporate governance committee.

Our board of directors has determined that the composition of our nominating and corporate governance committee satisfies the applicable independence requirements under, and the functioning of our nominating and corporate governance committee complies with the applicable listing requirements of the NYSE American and SEC rules and regulations. We will continue to evaluate and will comply with all future requirements applicable to our nominating and corporate governance committee. The nominating and corporate governance committee’s responsibilities include:

•	assessing the need for new directors and identifying individuals qualified to become directors;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	assessing individual director performance, participation and qualifications;

•	developing and recommending to the board corporate governance principles;

•	monitoring the effectiveness of the board and the quality of the relationship between management and the board; and

•	overseeing an annual evaluation of the board’s performance.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

We have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.fullspectrum.com. The nominating and corporate governance committee of our board of directors will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of the NYSE American concerning any amendments to, or waivers from, any provision of the Code of Conduct.

A copy of our Code of Conduct is attached to this Report on Form 8-K as Exhibit 14.1.

Compensation Committee Interlocks and Insider Participation

None of our directors who currently serve as members of our compensation committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on our board of directors or compensation committee.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, significant employees, promoters or control persons has been involved in any legal proceeding in the past 10 years that would require disclosure under Item 401(f) of Regulation S-K promulgated under the Securities Act.

Nominations to the Board of Directors

Director candidates are considered based upon various criteria, including without limitation their broad-based business and professional skills and experiences, expertise in or knowledge of the life sciences industry and ability to add perspectives relating to that industry, concern for the long-term interests of our stockholders, diversity, and personal integrity and judgment. Our Board of Directors has a critical role in guiding our strategic direction and overseeing the management of our business, and accordingly, we seek to attract and retain highly qualified directors who have sufficient time to engage in the activities of our Board of Directors and to understand and enhance their knowledge of our industry and business plans.

EXECUTIVE COMPENSATION

From the inception of Zev Ventures to the date of this report, no compensation was earned by or paid to the sole named executive officers of Zev Ventures, which had consisted of Zev Turetsky, during the last completed fiscal year.

Ondas became our wholly owned subsidiary upon the closing of the Acquisition on September 28, 2018. The following table summarizes the compensation earned in each of Ondas’ fiscal years ended December 31, 2017 and 2016 by the individuals who would have been deemed its named executive officers had Ondas been a reporting company on December 31, 2017. The table below provides compensation information regarding (i) the principal executive officer, (ii) the next two most highly compensated executive officers other than its principal executive officer serving as executive officers as of December 31, 2017 and whose total compensation earned exceeded $100,000 during the year ended December 31, 2017. We refer to the executive officers listed below as the Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	All Other Compensation	Total
Stewart Kantor Chief Executive Officer and President	2017	$150,000 (1)	—	—	$150,000
	2016	$150,000 (1)	—	—	$150,000

Guy Simpson Chief Operating Officer	2017	$150,000 (2)	—	—	$150,000
	2016	$150,000 (2)	—	—	$150,000

Menashe Shahar Chief Technology Officer	2017	$150,000 (2)	—	—	$150,000
	2016	$150,000 (2)	—	—	$150,000

(1) By agreement of the officer, (i) in respect of 2017, the entire earned salary was deferred and (ii) in respect of 2016, $121,875 of the earned salary was deferred. As of December 31, 2017, all deferred amounts were accrued.

(2) By agreement of the officer, (i) in respect of 2017, $112,500 of earned salary was deferred, and (ii) in respect of 2016, $65,625 of the earned salary was deferred. As of December 31, 2017, all deferred amounts were accrued.

Employment Agreements

Below are descriptions of employment agreements entered into between Ondas and its executive officers prior to the closing of the Acquisition:

Stewart Kantor

Ondas entered into an employment agreement with Mr. Kantor on September 24, 2007 for his services as our Chief Executive Officer and Secretary. Pursuant to his employment agreement, Mr. Kantor earned a base salary of $150,000 per annum in 2017; however, in order to conserve cash resources, the entire earned base salary for 2017 was, by agreement of Mr. Kantor, deferred and as of December 31, 2017, has been accrued. Mr. Kantor is eligible to participate in benefit plans generally available to our employees. The employment agreement may be terminated by us or Mr. Kantor for any or no reason at any time subject to certain conditions.

Mr. Kantor entered into a Non-Competition, Confidential Information and Intellectual Property Assignment Agreement (the “Supplemental Agreement”). As part of the Supplemental Agreement, Mr. Kantor agreed (i) not to engage in Competitive Business (as defined in the Supplemental Agreement) during his term of employment with us and for a period of two years following termination; (ii) not to disclose Confidential Information (as defined in the Supplemental Agreement), subject to certain customary carve-outs; and (iii) to assign to the Company any Intellectual Property (as defined in the Supplemental Agreement) developed using the Company’s resources or related to the Company’s business within the scope of and during the period of Mr. Kantor’s employment.

Upon the closing of the Acquisition, Zev Ventures and Mr. Kantor entered into a new employment agreement which replaces the 2007 agreement with Ondas, as described herein below.

Menashe Shahar

Ondas entered into an employment agreement with Mr. Shahar on September 24, 2007 for his services as our Chief Technology Officer. Pursuant to his employment agreement, Mr. Shahar earned a base salary of $150,000 per annum in 2017; however, in order to conserve cash resources, $112,500 of the earned base salary for 2017 was, by agreement of Mr. Shahar, deferred and as of December 31, 2017, has been accrued. Mr. Shahar is eligible to participate in benefit plans generally available to our employees. The employment agreement may be terminated by us or Mr. Shahar for any or no reason at any time subject to certain conditions.

As part of the terms of his employment agreement, Mr. Shahar entered into a Non-Competition, Confidential Information and Intellectual Property Assignment Agreement (the “Supplemental Agreement”). As part of the Supplemental Agreement, Mr. Shahar agreed (i) not to engage in Competitive Business (as defined in the Supplemental Agreement) during his term of employment with us and for a period of two years following termination; (ii) not to disclose Confidential Information (as defined in the Supplemental Agreement), subject to certain customary carve-outs; and (iii) to assign to the Company any Intellectual Property (as defined in the Supplemental Agreement) developed using the Company’s resources or related to the Company’s business within the scope of and during the period of Mr. Shahar’s employment.

Guy Simpson

Ondas entered into an employment agreement with Mr. Simpson on January 1, 2012 for his services as our Chief Operating Officer. Pursuant to his employment agreement, Mr. Simpson earns a base salary of $150,000 per annum in 2017; however, in order to conserve cash resources, $112,500 of the earned base salary for 2017 was, by agreement of Mr. Simpson, deferred and as of December 31, 2017, has been accrued. Mr. Simpson is eligible to participate in benefit plans generally available to our employees. The employment agreement may be terminated by us or Mr. Simpson for any or no reason at any time subject to certain conditions.

As part of the terms of his employment agreement, Mr. Simpson entered into a Non-Competition, Confidential Information and Intellectual Property Assignment Agreement (the “Supplemental Agreement”). As part of the Supplemental Agreement, Mr. Simpson agreed (i) not to engage in Competitive Business (as defined in the Supplemental Agreement) during his term of employment with us and for a period of six months following termination; (ii) not to disclose Confidential Information (as defined in the Supplemental Agreement), subject to certain customary carve-outs; and (iii) to assign to the Company any Intellectual Property (as defined in the Supplemental Agreement) developed using the Company’s resources or related to the Company’s business within the scope of and during the period of Mr. Simpson’s employment.

Employment Arrangements with Executive Officers of Zev Ventures Incorporated

Following the Acquisition, we entered into the following employment arrangements with our executive officers.

Eric Brock serves as our Chief Executive Officer pursuant to an employment agreement entered into on September 28, 2018. The Employment Agreement provides for a continuous term and may be terminated by either party at any time.  Pursuant to his employment agreement, Mr. Brock will receive an initial salary of $200,000 per annum, subject to annual review by our board of directors. Mr. Brock is eligible to participate in benefit plans generally available to our employees.

Stewart Kantor serves as our President, Chief Financial Officer, Secretary and Treasurer pursuant to an employment agreement entered into on September 28, 2018, which replaces the prior employment agreement he had with Ondas Networks. The Employment Agreement provides for a continuous term and may be terminated by either party at any time.  Pursuant to his employment agreement, Mr. Kantor will receive an initial salary of $200,000 per annum, subject to annual review by our board of directors. Mr. Kantor is eligible to participate in benefit plans generally available to our employees.

As part of the terms of his employment agreement, each of Messrs. Brock and Kantor entered into a Non-Competition, Confidential Information and Intellectual Property Assignment Agreement (the “Supplemental Agreement”). As part of the Supplemental Agreement, each of Messrs. Brock and Kantor agreed (i) not to engage in Competitive Business (as defined in the Supplemental Agreement) during his term of employment with us and for a period of 12 months following termination; (ii) not to disclose Confidential Information (as defined in the Supplemental Agreement), subject to certain customary carve-outs; and (iii) to assign to the Company any Intellectual Property (as defined in the Supplemental Agreement) developed using the Company’s resources or related to the Company’s business within the scope of and during the period of employment.

Non-Employee Director Compensation

No compensation was paid to our non-employee directors who served Ondas for their role as directors during the year ended December 31, 2017. Since our inception, no compensation was paid to any of the directors of Zev Ventures.

We do not currently have a director compensation policy in effect, but we intend to adopt a policy to compensate our non-employee directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Stewart Kantor, Ondas’ Chief Executive Officer of Ondas Networks Inc. prior to the completion of the Acquisition, advance funds to Ondas to fund its operations. As of December 31, 2017 and 2016, advances due to Mr. Kantor were $155,645 and $36,137, respectively. These advances bear no interest and were due on demand. All outstanding amounts were repaid as of June 30, 2018.

As of December 31, 2017, Ondas accrued amounts owed by Ondas to the Named Executive Officers in respect of unpaid base salaries for 2016 and 2017 in the aggregate amount of approximately $717,000. These amounts were deferred by agreement of the Named Executive Officers.

In connection with the Acquisition and pursuant to the Common Stock Repurchase Agreement, we purchased from a stockholder, Energy Capital, LLC, 32,600,000 shares of our common stock in exchange for the payment of $3,260. The repurchased shares were cancelled and returned to the authorized but unissued shares.

In connection with the Acquisition, Zev Ventures entered into a Loan and Security Agreement with Energy Capital, LLC (“Energy Capital”) pursuant to which Energy Capital agreed to lend an aggregate principal amount of up to $10.0 million, subject to specified conditions. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Indebtedness.”

Director Independence

We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. However, our board of directors has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors has determined that Messrs. Cohen, Silverman and Reisfield, are “independent directors” as defined under the rules of the NYSE American.

LEGAL PROCEEDINGS

From time to time, we are subject to litigation and claims arising in the ordinary course of business. We are not currently a party to any material legal proceedings and we are not aware of any pending or threatened legal proceeding against us that we believe could have a material adverse effect on our business, operating results or financial condition.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently eligible for quotation for trading on OTC Markets, OTCPink (Current Information) tier of OTC Markets Group, Inc. under the ticker symbol “ZVVT.” To date, no shares of our common stock have traded on OTC Markets. As of the date of this Current Report on Form 8-K and after giving effect to the Acquisition, there are 50,463,732 shares of common stock currently issued and outstanding.

Holders

Immediately following the closing of the Acquisition, there were 124 holders of record of our common stock.

Dividends

We have never declared nor paid any cash dividends to stockholders. We do not intend to pay cash dividends on our common stock for the foreseeable future, and currently intend to retain any future earnings to fund our operations and the development and growth of our business. The declaration of any future cash dividend, if any, would be at the discretion of our Board of Directors (subject to limitations imposed under applicable Nevada law) and would depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.

Shares Eligible for Future Sale

Upon the completion of the Acquisition, we have 50,463,732 shares of common stock outstanding. Of the outstanding shares of our common stock, 17,600,000 shares are freely tradable , without restriction, as of the date of this Current Report on Form 8-K. None of the 25,463,732 shares issued in connection with the Acquisition can be publicly sold under Rule 144 promulgated under the Securities Act until one year after the date of filing this Current Report on Form 8-K.

Rule 144

Rule 144 promulgated under the Securities Act will generally permit the public sale of outstanding shares of our common stock that have been issued as restricted securities by the following persons and under the following circumstances commencing one year following the filing of our “Form 10 information” in this Current Report on Form 8-K:

•	any person that is not, and has not been for a period of at least 90 days, an affiliate of ours will be entitled to sell its restricted shares of our common stock freely and without restriction, provided that (i) such person has held its restricted shares of our common stock for at least 6 months, (ii) we are subject to the reporting obligations of the Exchange Act for at least 90 days prior to any such sale, and (iii) we remain compliant and current with our reporting obligations under the Exchange Act.

•	any of our affiliates, which includes our directors, executive officers and any other person in control of us, will be entitled to sell its restricted shares of our common stock provided that each of clause (i), (ii) and (iii) set forth above with respect to sales by non-affiliates is satisfied, and the following additional conditions are met: (a) any such sale is made in compliance with certain manner of sale provisions, (b) a Form 144 is filed with the SEC, and (c) any such sale complies with certain volume limitations, which generally limit the sale of shares within any three-month period to a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of our common stock and the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of the Form 144 with respect to such sale.

Equity Compensation Plan Information

Effective as of immediately prior to the closing of the Acquisition on September 28, 2018, Zev Ventures’ Board of Directors and the holders of at least a majority of its then-outstanding capital stock adopted the 2018 Equity Incentive Plan, or the 2018 Company Plan.

The 2018 Company Plan authorizes the issuance of up to 10 million shares of common stock. The 2018 Company Plan permits us to provide equity-based compensation in the form of stock options, restricted stock units, unrestricted stock and other stock bonus awards and performance compensation awards.

The 2018 Company Plan is administered by our Board of Directors, or a committee appointed by the Board of Directors, which determines recipients and the number of shares subject to the awards, the exercise price and the vesting schedule.

We intend to file a registration statement on Form S-8 under the Securities Act covering all of the shares of common stock subject to equity grants outstanding or reserved under the 2018 Company Plan. Accordingly, shares of our common stock issued under the Company Plan will be eligible for sale in the public market, subject to vesting restrictions. However, resales of certain shares held by our affiliates registered on the Form S-8 will be subject to volume limitations, manner of sale, notice and public information requirements of Rule 144.

Issuer Purchases of Equity Securities

In connection with the Acquisition and pursuant to the Common Stock Repurchase Agreement, we purchased from a stockholder, Energy Capital, 32,600,000 shares of our common stock in exchange for the payment of $3,260. The repurchased shares were cancelled and returned to the authorized but unissued shares.

RECENT SALES OF UNREGISTERED SECURITIES

See information contained in Item 3.02 below.

DESCRIPTION OF CAPITAL STOCK

The following describes the material terms of our capital stock. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, which are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. All Zev Ventures stockholders are urged to read our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws carefully and in their entirety.

We currently have authorized capital stock of 360,000,000 shares, of which 350,000,000 are designated as common stock, par value $0.0001 per share, and 10,000,000 shares are designated as preferred stock, par value $0.0001 per share. The following is a summary of the rights of our common and preferred stock and some of the provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, and the Nevada Revised Statutes, or the NRS. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, copies of which have been filed as exhibits to this Current Report on Form 8-K, as well as the relevant provisions of the NRS.

Common Stock

As of September 28, 2018 after giving effect to the Acquisition, there were 50,463,732 shares of common stock outstanding. In addition, there are 10,000,000 shares of common stock reserved for future issuance under our 2018 Stock Plan for employees, services providers and directors. The holders of our common stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Subject to any preferential dividend rights of any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if declared by our Board of Directors, out of funds that we may legally use to pay dividends. If we liquidate or dissolve, holders of our common stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then-outstanding preferred stockholders are paid. Our Amended and Restated Articles of Incorporation do not provide our common stock with any redemption, conversion or preemptive rights. All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

If we issue preferred stock in the future, such preferred stock may have priority over common stock with respect to dividends and other distributions, including the distribution of assets upon liquidation. Our Board of Directors has the authority, without further stockholder authorization, to issue from time to time up to 10,000,000 shares of preferred stock in one or more series and to fix the terms, limitations, voting rights, relative rights and preferences and variations of each series. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal. As of September 28, 2018, no shares of preferred stock were outstanding.

Dividends

Under NRS 78.288, the directors of a Nevada corporation may authorize, and the corporation may make, distributions (including cash dividends) to stockholders, but no such distribution may be made if, after giving it effect:

•	the corporation would not be able to pay its debts as they become due in the usual course of business; or

•	the corporation’s total assets would be less than the sum of (x) its total liabilities plus (y) the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

The NRS prescribes the timing of the determinations above depending on the nature and timing of payment of the distribution. For cash dividends paid within 120 days after the date of authorization, the determinations above must be made as of the date the dividend is authorized. When making their determination that a distribution is not prohibited by NRS 78.288, directors may consider:

•	financial statements prepared on the basis of accounting practices that are reasonable in the circumstances;

•	a fair valuation, including, but not limited to, unrealized appreciation and depreciation; and/or any other method that is reasonable in the circumstances.

Declaration and payment of any dividend will be subject to the discretion of our Board of Directors. The payment of any future dividends will be at the discretion of our Board of Directors; however, the time and amount of such dividends, if any, will be dependent upon our financial condition, operations, compliance with applicable law, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in our debt instruments, contractual restrictions, business prospects, industry trends, the provisions of Nevada law affecting the payment of distributions and any other factors our Board of Directors may consider relevant. Our ability to pay dividends on our common stock may depend in part on our receipt of cash dividends from our operating subsidiaries, which may be restricted from paying us dividends as a result of the laws of their jurisdiction of organization, agreements of our subsidiaries or covenants under any existing and future outstanding indebtedness we or our subsidiaries incur.

Anti-Takeover Effects of Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and Certain Provisions of Nevada Law

Our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and the NRS contain provisions that may have the effect of maintaining continuity and stability in the composition of our Board of Directors. These provisions may help us avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board of Directors to effectively evaluate and negotiate in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider to be in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Business Combinations and Acquisition of Control Shares

Pursuant to provisions in our Amended and Restated Articles of Incorporation, we have elected not to be governed by certain Nevada statutes that may have the effect of discouraging corporate takeovers.

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These laws generally apply to Nevada corporations with 200 or more stockholders of record, but a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws. We have in our Amended and Restated Articles of Incorporation to not be governed by these provisions.

Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. In our Amended and Restated Articles of Incorporation, we have elected to provide that these statutory provisions shall not apply to us or to any acquisition of our common stock. If at such later time when we no longer choose to so elect, and absent such provision in our articles of incorporation or a similar provision included in an amendment to our Amended and Restated Bylaws, these laws would then apply to us if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (i) one-fifth or more, but less than one-third, (ii) one-third or more, but less than a majority or (iii) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

In addition, NRS 78.139 also provides that directors may resist a change or potential change in control if the directors, by majority vote of a quorum, determine that the change is opposed to, or not in, the best interest of the corporation.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors

Our Amended and Restated Bylaws provide that, for nominations to the Board of Directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 90 days or more than 120 days prior to the first anniversary of the previous year’s annual meeting date. For a special meeting, the notice must generally be delivered not earlier than the 90th day prior to the meeting and not later than the later of (i) the 60th day prior to the meeting or (ii) the 10th day following the day on which public announcement of the meeting is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in the Amended and Restated Bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, such business will not be conducted at the meeting.

Special Meetings of Stockholders

Special meetings of the stockholders may be called only by our Board of Directors pursuant to a resolution adopted by a majority of the total number of directors.

Deemed Notice and Consent

Our Amended and Restated Articles of Incorporation provide that any person purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed, to the fullest extent permitted by law, to have notice of and consented to all of the provisions of our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws and any amendment to our articles of incorporation or bylaws enacted in accordance therewith and applicable law.

Transfer Agent and Registrar

Our transfer agent and registrar is Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, Florida. Their telephone number is (813) 344-4490.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification of Directors and Officers

Our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the NRS against all expense, liability and loss (including attorneys’ fees and amounts paid in settlement) reasonably incurred or suffered by such.

NRS 78.7502 permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or the suit if such person (i) is not liable pursuant to NRS 78.138 and (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought or some other court of competent jurisdiction determines that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Our Amended and Restated Articles of Incorporation provide that the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS. NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

In addition to the indemnification provided in the NRS, our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws, we may enter into indemnification agreements with current and any new directors and officers in the future. We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

The foregoing discussion of our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, indemnification agreements, indemnity agreement, and Nevada law is not intended to be exhaustive and is qualified in its entirety by such Amended and Restated Articles of Incorporation, Amended and Restated Bylaws, indemnification agreements, indemnity agreement, or law.

Item 3.02    Unregistered Sales of Equity Securities.

The information contained in Item 2.01, “Completion of Acquisition or Disposition of Assets,” above is incorporated herein by reference in response to this Item 3.02.

The 25,463,732 shares issued to the former Ondas stockholders were issued with a restrictive legend that shares had not been registered under the Securities Act of 1933. For more information, see Item 2.01 – Completion of Acquisition or Disposition of Assets.

The issuance of the Company Shares in conjunction with the Acquisition was exempt from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act.  The Company made this determination based on the representations of the investors which included, in pertinent part, that each such investor was an “accredited investor” within the meaning of Rule 501 of Regulation D and upon such further representations from each investor that (i) such investor is acquiring the securities for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) such investor agrees not to sell or otherwise transfer the purchased securities or shares underlying such securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) such investor has knowledge and experience in financial and business matters such that such investor is capable of evaluating the merits and risks of an investment in us, (iv) such investor  had access to all of the Company’s documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the Offering and to obtain any additional information which the Company possessed or was able to acquire without unreasonable effort and expense, and (v) such investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Item 5.01    Changes in Control of Registrant.

The information regarding the Acquisition set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

At the Closing of the Acquisition, we issued 25,463,732 shares of our common stock to former Ondas stockholders in exchange for all of their ownership of Ondas. Prior to the Acquisition, the Ondas stockholders did not own any of our shares of common stock.

After giving effect to the issuance of the Company Shares, and the cancellation of the Repurchase Shares, the number of shares of our common stock issued and outstanding is 50,463,732 of which the former Ondas stockholders own approximately 50.46%. Stockholders beneficially owning all of our common stock immediately prior to the Closing of the Acquisition were diluted to an aggregate beneficial ownership of 25,000,000 shares, or approximately 49.54% of our issued and outstanding shares.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors Serving on our Board

        In connection with the Closing of the Acquisition, Mr. Eric Brock, our sole director and officer, and the majority stockholders, appointed the individuals listed below to serve on our board of directors.

Steward Kantor
Derek Reisfield

Richard Cohen

Richard Silverman

Mr. Brock will continue to serve as the chairman of the board of directors.

Executive Officers

(i) In connection with the Closing of the Acquisition, the following individuals were named as executive officers of the Company:

Eric Brock	Chief Executive Officer

Stewart Kantor	President, Chief Financial Officer, Treasurer and Secretary

Our executive officers serve at the pleasure of our board of directors.

See “Management” for information on each of our new directors and executive officers.

(ii) In connection with the Acquisition, the Board of Directors of Zev Ventures approved, and its stockholders adopted, the 2018 Equity Incentive Plan (the “2018 Plan”) pursuant to which 10 million shares of the Company’s common stock has been reserved for issuance to employees, including officers, directors and service providers. A description of the 2018 Plan is set forth under the caption “Executive and Director Compensation” in this Report.

The 2018 Equity Incentive Plan is filed as an exhibit to this Report and is incorporated herein by reference.

Item 5.03    Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On September 28, 2018, the our Board of Directors and stockholders amended and restated our articles of incorporation to increase our authorized shares of common stock, par value $0.0001 from 75,000,000 million shares to 350,000,000 shares and to authorize the issuance by our board of directors of up to 10,000,000 shares of ‘blank check’ preferred stock.

We have changed our name to Ondas Holdings Inc. to better align our name with our new business focus following the Acquisition. On September 28, 2018, we filed an issuer notification form with FINRA requesting confirmation of the name change. Effective October 4, 2018, FINRA confirmed and announced the Company’s name change. The name change and new trading symbol of “ONDS” are scheduled to take effect at the open of business on October 5, 2018.

Our Amended and Restated Articles of Incorporation is filed as an exhibit to this Report and is incorporated herein by reference.

Amendments to Bylaws

At the closing of the Acquisition, we amended and restated our bylaws in their entirety. Our Amended and Restated Bylaws are filed as Exhibit 3.2 to this Current Report on Form 8-K and became effective on September 28, 2018.

Item 505. Amendments to the Registrant’s Code of Ethics, Waiver of Code of Ethics.

On September 28, 2018, we adopted a Code of Business Conduct and Ethics that applies to all of our executive officers, employees and directors.

The foregoing description of the Code of Ethics is qualified in its entirety by reference to the provisions of the Code of Ethics filed as Exhibit 14.1 to this Report, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired. As permitted by Item 9.01(a)(4) of Form 8-K, the Company intends to file the historical financial statements of Zev Ventures Incorporated required by Item 9.01(a) of Form 8-K as an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information. As permitted by Item 9.01(a)(4) of Form 8-K, the Company intends to file the unaudited pro forma financial information of Zev Ventures Incorporated required by Item 9.01(b) of Form 8-K as an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed

(d)  Exhibits. Reference is made to the Exhibit Index following the signature page of this Current Report on Form 8-K, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2018	ZEV VENTURES INCORPORATED

	By:	/s/ Eric Brock
Eric Brock
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of September 28, 2018, by and among the Registrant, Zev Merger Sub, Inc. and Ondas Networks Inc.

3.1	Amended and Restated Articles of Incorporation of the Registrant

3.2	Amended and Restated Bylaws of the Registrant

4.1	Form of Common Stock certificate

10.1	Form of Lock-up Agreement executed by the former stockholders of Ondas Networks Inc.

10.2	Common Stock Repurchase Agreement dated as of September 28, 2018 between Registrant and Energy Capital, LLC.

10.3	Lease Agreement dated November 11, 2013 between Full Spectrum Inc. and SCP-1, LP

10.4	Amendment to Lease Agreement dated October 16, 2017 between Full Spectrum Inc. and SCP-1, LP

10.5+	Employment Agreement dated as of September 28, 2018 between Registrant and Eric Brock

10.6+	Employment Agreement dated as of September 28, 2018 between Registrant and Stewart Kantor

10.7+	2018 Equity Incentive Plan

10.8	Loan and Security Agreement, by and between Full Spectrum Inc. and Steward Capital Holdings, LP, dated as of March 9, 2018,

10.9	Loan and Security Agreement by and between Zev Ventures Incorporated and Energy Capital, LLC, dated as of September 28, 2018

10.10	Form of Secured Promissory Note issued to Steward Capital Holdings LP by Ondas Networks Inc dated March 19, 2018

14.01	Code of Business Conduct and Ethics

21.1	List of Subsidiaries

+	Management contract or compensatory plan or arrangement